Exhibit 4.1

Execution Version

INDENTURE

Dated as of August 19, 2026

Between

NEWELL BRANDS INC.,

as Issuer,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

6.250% SENIOR NOTES DUE 2031

i

ii

Exhibits

Exhibit A	Form of Note

Exhibit B	Form of Supplemental Indenture to be Delivered by Subsequent Subsidiary Guarantors

Exhibit C	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

Exhibit D	Form of Certificate to be Delivered in Connection with Transfers to IAIs

iii

This Indenture, dated as of August 19, 2026, is by and between Newell Brands Inc., a Delaware corporation (collectively with successors and assigns, the “Issuer”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), paying agent and registrar.

The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of (i) the Issuer’s 6.250% Senior Notes due 2031 to be issued in an initial aggregate principal amount of $600,000,000 on the date hereof (the “Initial Notes”) and (ii) Additional Notes (as defined herein):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions.

“2014 Existing Indenture” means that certain indenture, dated as of November 19, 2014, by and between the Issuer (formerly known as Newell Rubbermaid Inc.) and the Trustee (formerly known as U.S. Bank National Association), as trustee, as supplemented by the First Supplemental Indenture, dated as of November 13, 2024, and the Second Supplemental Indenture, dated as of November 13, 2024, and as further amended or supplemented from time to time, relating to the Issuer’s 2014 Existing Indenture Notes.

“2014 Existing Indenture Notes” means, collectively, the Issuer’s 6.375% Senior Notes due 2027; the Issuer’s 6.625% Senior Notes due 2029; the Issuer’s 6.375% Senior Notes due 2030; the Issuer’s 6.625% Senior Notes due 2032; the Issuer’s 5.375% Senior Notes due 2036; and the Issuer’s 5.500% Senior Notes due 2046, in each case, issued pursuant to the 2014 Existing Indenture.

“2025 Existing Indenture” means that certain indenture, dated May 22, 2025, by and between the Issuer and the Trustee, as trustee, as amended or supplemented from time to time, relating to the Issuer’s 8.500% Senior Notes due 2028.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Article II.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, co-registrar or other agent appointed pursuant to this Indenture.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Approved Bank” has the meaning specified in clause (3) of the definition of “Cash Equivalents.”

“Asset Disposition” by any Person means any transfer, conveyance, sale, lease or other disposition (but excluding the creation of any Lien permitted under Section 4.12 or any disposition in connection therewith) by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Restricted Subsidiary of such Person or by such Person to a Restricted Subsidiary of such Person) of:

(1) shares of Capital Stock (other than directors’ qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person;

(2) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business; or

(3) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business.

The term “Asset Disposition” shall not include any transfer, conveyance, sale, lease or other disposition:

(a) that consists of a Restricted Payment or Permitted Investment that is made in compliance with Section 4.7;

(b) that constitutes a “Change of Control”;

(c) that is of cash or Cash Equivalents, Investment Grade Securities or a disposition or termination or surrender of contract rights, including settlement of any hedging obligations, or licensing or sublicensing of intellectual property or general intangibles;

(d) that consists of inventory, goods or other assets in the ordinary course of business or consistent with past practice or held for sale or no longer used in the ordinary course of business (including excess or obsolete inventory), including the grant of franchise and related rights and any disposition of disposed, abandoned or discontinued operations;

(e) that consists of defaulted receivables for collection or any sale, transfer or other disposition of defaulted receivables for collection;

(f) arising from casualty events, foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by this Indenture;

(g) that is of Capital Stock in, or Debt or other securities of, an Unrestricted Subsidiary;

(h) in compliance with Section 5.1;

(i) arising from any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including, without limitation, any sale and leaseback transaction or asset securitization;

(j) that consists of leases, subleases, licenses or sublicenses, in each case which do not materially interfere with the business of the Issuer and the Restricted Subsidiaries, taken as a whole;

(k) that is of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l) to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Issuer and the Restricted Subsidiaries and that does not materially change the nature of the business conducted by the Issuer and the Restricted Subsidiaries;

(m) any transaction or series of related transactions for which the aggregate consideration is less than the greater of (x) $75.0 million and (y) 0.5% of Consolidated Total Assets; or

(n) that consists of accounts receivable or any related asset disposed of pursuant to a Permitted Securitization.

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (1) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payments of such Debt by the amount of each such principal payment by (2) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, winding-up, restructuring, examinership or similar debtor relief laws.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means, as to any Person, the Board of Directors, or similar governing body, of such Person or any duly authorized committee thereof.

“Business Day” with respect to any place of payment or any other particular location referred to in this Indenture or the Notes, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place of payment or particular location are authorized or obligated by law or executive order to close.

“Capital Markets Debt” means any Debt Facility consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act, (2) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act and/or (3) a placement to institutional investors pursuant to Section 4(a)(2) of the Securities Act, Regulation D thereunder or another applicable exemption from registration under the Securities Act.

“Capital Stock” of any Person means any and all shares, interests, participations, warrants, options or other rights to acquire or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, but in each case excluding any debt security that is convertible or exchangeable for Capital Stock.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Issuer and designated as a “Cash Contribution Amount” as described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) Dollars, Euros, British Pounds Sterling or any other currencies received in the ordinary course of business and, in the case of Foreign Subsidiaries, the local currency where such Foreign Subsidiary is operating in the ordinary course of business;

(2) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(3) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (a) is organized under the laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, and is a member of the Federal Reserve System, and (b) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (a) and (b) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(4) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(5) repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(6) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision, taxing authority agency or instrumentality of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(7) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(8) Debt or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition, in each case in Dollars or another currency permitted above in this definition;

(9) in the case of Foreign Subsidiaries only, instruments equivalent to those referred to in clauses (1) through (8) above in each case denominated in any foreign currency comparable in credit quality and tenor to those referred to in such clauses above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction; investments, classified in accordance with GAAP as current assets of the Issuer or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940, as amended, or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (1) through (8) of this definition; and

(10) credit card receipts in transit to the extent classified as cash or cash equivalents in accordance with GAAP.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Issuer’s assets and the assets of the Issuer’s subsidiaries, taken as a whole, to any person, other than the Issuer or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Issuer’s outstanding Voting Stock or other Voting Stock into which the Issuer’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares; (3) the Issuer consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the Issuer’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Issuer’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the Issuer’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (i) the Issuer becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with indebtedness and other debt extinguishment charges, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill and acquired intangible assets) and organization costs, (e) non-cash extraordinary, unusual or non-recurring charges (including impairment charges), expenses or losses (including, without limitation, restructuring and other charges related to the sale, disposition or other transfer or winding down of any business or assets), (f) cash charges, expenses or losses (including, without limitation, restructuring, and other charges related to the sale, disposition or other transfer or winding down of any business or assets) (collectively, “Cash Charges”) not exceeding $200.0 million in the aggregate incurred annually (provided that for any fiscal quarter during any consecutive four-fiscal-quarter period, in the event that the Issuer elects not to add back any Cash Charges for any fiscal quarter immediately following such fiscal quarter, the Issuer may still elect to add back such Cash Charges for such fiscal quarter during any period within such four consecutive fiscal quarter period), (g) non-cash expenses resulting from the grant of stock, stock units and stock options (including, without limitation, restricted stock units) as compensation to directors, officers, employees or consultants of the Issuer or any of its Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting, and (h) Pro Forma Cost Savings, and minus, to the extent included in determining such Consolidated Net Income for such period, the sum of (a) interest income, (b) non-cash extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

“Consolidated Fixed Charge Coverage Ratio” as of any date of determination means the ratio of:

(1) Consolidated EBITDA for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements are available, to

(2) Consolidated Fixed Charges for such period;

provided, however, that Consolidated Fixed Charges shall be adjusted to give effect on a pro forma basis to any Debt that has been Incurred, repaid or redeemed by the Issuer or any Restricted Subsidiary (other than revolving credit borrowings Incurred for working capital purposes unless, in connection with any such repayment, the commitments to lend associated with such revolving credit borrowings are permanently reduced or canceled) since the beginning of such period and to any Debt that is proposed to be Incurred, repaid or redeemed by the Issuer or any Restricted Subsidiary as if in each case such Debt had been Incurred, repaid or redeemed on the first day of such period; provided, however, that in making such computation, the Consolidated Fixed Charges attributable to interest on any proposed Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided further that, in the event the Issuer or any of its Restricted Subsidiaries has made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer.

“Consolidated Fixed Charges” means for any period for any Person, without duplication, the sum of:

(1) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary that is not a Subsidiary Guarantor; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any Redeemable Stock of such Person or any of its Restricted Subsidiaries during such period.

“Consolidated Interest Expense” means for any period the consolidated interest expense included in a consolidated income statement (net of any interest income) of the Issuer and its Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP, but excluding, without limitation or duplication:

(1) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, original issue discount and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting);

(2) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments in accordance with GAAP;

(3) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates;

(4) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Permitted Securitization or Permitted Cash Management Services Agreement;

(5) all non-recurring cash interest expense or “additional interest,” in each case owing pursuant to a registration rights agreement with respect to any securities;

(6) any payments with respect to make-whole premiums or other breakage costs of any Debt;

(7) penalties and interest relating to taxes;

(8) accretion or accrual of discounted liabilities;

(9) any expense resulting from the discounting of Debt in connection with the application of recapitalization or purchase accounting;

(10) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any permitted acquisition or similar Investment permitted under this Indenture; and

(11) expenses resulting from the bridge, arrangement, structuring, commitment or other financing fees.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Issuer and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded:

(1) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Issuer or is merged into or consolidated with the Issuer or any of its Subsidiaries;

(2) the income (or deficit) of any Person (other than a Subsidiary of the Issuer) in which the Issuer or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Issuer or such Subsidiary in the form of dividends or similar distributions;

(3) depreciation and amortization expense;

(4) amortization of intangibles (including, but not limited to, goodwill and indefinite-lived intangible assets) and organization costs;

(5) after-tax gains and losses from Asset Dispositions or abandonments or reserves relating thereto;

(6) any and all costs, expenses, fees, fines, penalties, judgments, legal settlements and other amounts associated with any restructuring, litigation, claim, proceeding or investigation related to or undertaken by the Issuer or any of its Restricted Subsidiaries and included in the Issuer’s audited financial statements prepared in accordance with GAAP, together with any related provision for taxes;

(7) the cumulative effect of a change in accounting principles or policies during such period;

(8) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in the Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or the amortization or write-off or removal of revenue otherwise recognizable on any amounts thereof, net of taxes;

(9) (a) any fees, commissions and expenses incurred during such period, or any amortization or write-off thereof for such period in connection with any acquisition, Investment, Asset Disposition, issuance or repayment of Debt, issuance of equity interests, refinancing transaction or amendment or modification of any Debt Facility (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction and (b) accruals and reserves that are established or adjusted within 12 months after the date of any acquisition or other similar Investment, in each case, in accordance with GAAP or as a result of the adoption or modification of accounting policies;

(10) any unrealized or realized net gain or loss resulting from currency translation or transaction gains or losses impacting net income (including currency remeasurements of Debt) and any foreign currency translation or transaction gains or losses shall be excluded, including those resulting from intercompany Debt; and

(11) non-cash extraordinary, unusual or non-recurring charges (including impairment charges), expenses or losses (including, without limitation, restructuring and other charges related to the sale, disposition or other transfer or winding down of any business or assets).

“Consolidated Total Assets” means, as of any date of determination, the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Issuer (provided that, in the case of any determination relating to any incurrence of Debt or any Investment or other acquisition, may be calculated on a pro forma basis in a manner consistent with the definition of “Consolidated Fixed Charge Coverage Ratio”), it being understood that, for purposes of determining compliance of a transaction with any limitation set forth in Article IV that is based upon a specified percentage of Consolidated Total Assets, compliance of such transaction with the applicable restriction shall be determined solely with reference to Consolidated Total Assets as determined above in this definition.

“Contribution Indebtedness” means Debt of the Issuer or any Subsidiary Guarantor in an aggregate principal amount not greater than the aggregate amount of cash contributions made to the capital of the Issuer (other than contributions by any Restricted Subsidiary) and designated as a Cash Contribution Amount; provided that such Contribution Indebtedness (a) is Incurred within 210 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the Incurrence date thereof.

“Convertible Debt” means Debt of the Issuer or any of its Restricted Subsidiaries that is convertible or exchangeable into Common Stock of the Issuer and/or cash based on the value of such Common Stock.

“Corporate Trust Office” means the offices of the Trustee at which at any time its corporate trust business shall be principally administered, which office as of the date hereof is located at U.S. Bank Trust Company, National Association, 2 Concourse Parkway, Suite 800, Atlanta, Georgia 30328-5588, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Issuer).

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

(1) every obligation of such Person for money borrowed;

(2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (excluding obligations with respect to letters of credit securing obligations (other than obligations with respect to borrowed money) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(4) to the extent constituting a liability under GAAP, every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued and other liabilities arising in the ordinary course of business and with respect to services, excluding deferred compensation to employees), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or engaging such services;

(5) every Finance Lease Obligation of such Person;

(6) all Receivables Sales of such Person to the extent sold with recourse to such Person;

(7) if such Person is a Restricted Subsidiary that is not a Subsidiary Guarantor, all Preferred Stock of such Person;

(8) all Redeemable Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends;

(9) every obligation of any other Person of the type referred to in clauses (1) through (7) Guaranteed by such Person; and

(10) every obligation of any other Person of the type referred to in clauses (1) through (7) which is secured by any Lien on any property or asset of such Person, the amount of which shall be deemed to be equal to the lesser of (a) the amount of the obligation so secured and (b) the fair market value of the property or asset and the amount of the obligation so secured as determined by such Person in good faith.

Notwithstanding the foregoing, Debt shall not include (1) any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date or (2) any obligation arising from any agreement entered into in connection with the acquisition of any business or assets with any seller of such business or assets that provides for the payment of earn-outs to such seller or guarantees to such seller a minimum price to be realized by such seller upon the sale of any Capital Stock (other than Redeemable Stock) of the Issuer that was issued by the Issuer to such seller in connection with such acquisition.

“Debt Facilities” means one or more credit facilities, debt facilities, indentures, note purchase agreements or commercial paper facilities (including, without limitation, the New ABL Credit Facility), in each case with banks or other financial institutions or lenders or investors, providing for revolving credit loans, term loans, private placements, bonds or other debt securities, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or letter of credit guarantees, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any of the events described in Section 6.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Depositary” means with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Global Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated in good faith by senior management of the Issuer. The aggregate Fair Market Value of the Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received, shall not exceed in the aggregate outstanding at any one time the greater of (x) $150.0 million and (y) 1.25% of the Consolidated Total Assets determined at the time of such Asset Disposition (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Issuer who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

“Dollar,” “U.S. dollar” or “$” means the lawful money of the United States of America.

“Domestic Subsidiaries” means each of the Issuer’s wholly-owned domestic Restricted Subsidiaries that are not Foreign Subsidiaries.

“DTC” means The Depository Trust Company and any successor.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Indentures” means, collectively, the 2014 Existing Indenture and the 2025 Existing Indenture.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, determined in good faith by senior management or the Board of Directors of the Issuer, whose determination will be conclusive for all purposes under this Indenture.

“Finance Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of real or personal property of such Person that has been or should be, in accordance with GAAP (except for temporary treatment of construction-related expenditures under Accounting Standards Codification Topic 840 which will ultimately be treated as operating leases upon a sale and leaseback transaction), recorded on the balance sheet as capitalized leases in accordance with GAAP as in effect on the Issue Date. For the avoidance of doubt, no existing or future lease that is or would be required to be accounted for as an operating lease under GAAP as in effect on the Issue Date will be deemed to be a Finance Lease Obligation. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

“Fitch” means Fitch Inc. and its successors.

“Foreign Subsidiary” means (x) any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia or (y) for purposes of Section 4.16, in addition to any Restricted Subsidiary described in clause (x), any Restricted Subsidiary (i) that is organized under the laws of the United States of America or any State thereof or the District of Columbia and has no material assets other than, directly or indirectly, Capital Stock of one or more foreign entities of the type described in clause (x) above or (ii) that is a Subsidiary of a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements, and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time (except as otherwise provided in the definition of “Finance Lease Obligation”).

“Global Note Legend” means the legend identified as such in Exhibit A.

“Global Notes” means the Notes that are in the form of Exhibit A issued in global form and registered in the name of the Depositary or its nominee.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person,

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,

(2) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or

(3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and “Guaranteed,” “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing);

provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Holder” means a Person in whose name the Note is registered on the Registrar’s books.

“IAI” means an investor constituting an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Interest Rate, Currency or Commodity Price Agreement” of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (other than Capital Stock that is neither Redeemable Stock nor Preferred Stock of a Restricted Subsidiary) to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any Guarantee of any obligation of such other Person, but shall not include:

(1) trade accounts receivable in the ordinary course of business;

(2) any Permitted Interest Rate, Currency or Commodity Price Agreement;

(3) endorsements of negotiable instruments and documents in the ordinary course of business; and

(4) pension fund contributions in the ordinary course of business.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or a rating equal to or higher than BBB- (or the equivalent) by S&P, as the case may be, or, if any such rating agency ceases to rate the Notes for reasons outside the Issuer’s control, a rating equal to or higher than the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Issuer.

“Investment Grade Securities” means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries, (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment or distribution, and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Issue Date” means August 19, 2026.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any sale and leaseback arrangement, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” means any Investment or acquisition (whether by merger, consolidation or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Proceeds” from any Asset Disposition by any Person means cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of:

(1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

(2) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon, or with respect to, such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition; and

(4) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined in good faith by senior management of the Issuer.

“New ABL Credit Agreement” means the credit agreement, dated as of July 30, 2026, among the Issuer, Newell Brands Ireland Services DAC, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (which credit agreement refunded, refinanced and replaced the Third Amended and Restated Credit Agreement, dated as of August 31, 2022, as supplemented, amended and modified from time to time thereafter, among the Issuer, the subsidiary borrowers party thereto, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent), and any amendment, amendment and restatement, modification, renewal, extension, refinancing, refunding or replacement of such New ABL Credit Agreement in one or more agreements.

“New ABL Credit Facility” means the Issuer’s revolving credit facility pursuant to the New ABL Credit Agreement and any amendment, amendment and restatement, modification, renewal, extension, refinancing, refunding or replacement thereof.

“Note Custodian” means the Person appointed as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Notes” means the Initial Notes and any Additional Notes. The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“Offering Memorandum” means the Issuer’s offering memorandum, dated August 5, 2026, relating to the offer and sale of the Initial Notes.

“Officer” means any of the following of the Issuer or any Subsidiary Guarantor: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, Assistant Treasurer, the Secretary or Assistant Secretary (or, with respect to a Subsidiary Guarantor, any member, trustee or general partner authorized to act on behalf of such Subsidiary Guarantor).

“Officer’s Certificate” means a certificate signed by one Officer that meets the requirements of Section 11.3 of this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuer or the Trustee.

“Pari Passu Debt” means Debt of the Issuer or a Subsidiary Guarantor that is pari passu in right of payment with the Notes, in the case of the Issuer or any Subsidiary Guarantee, in the case of any Subsidiary Guarantor. For the purposes of this definition, no Debt will be considered to be senior or junior by virtue of being secured on a first or junior priority basis.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on any Notes on behalf of the Issuer.

“Permitted Acquisition Debt” means Debt of the Issuer or any of the Restricted Subsidiaries to the extent that:

(1) such Debt consists of Debt of an acquired Person that was outstanding prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired by the Issuer or a Restricted Subsidiary and any Debt Incurred, including by the Issuer or any Restricted Subsidiary, in contemplation of such acquisition or the acquisition of the assets or business of such Person by the Issuer or a Restricted Subsidiary; or

(2) such Debt consists of Debt of a Person that was outstanding prior to the date on which such Person was merged, consolidated or amalgamated with or into the Issuer or a Restricted Subsidiary and any Debt Incurred, including by the Issuer or any Restricted Subsidiary, in contemplation of such merger, consolidation or amalgamation;

provided that, in each case, (x) such Debt consists of Debt of the Issuer or a Subsidiary Guarantor, and the Issuer would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 4.9(a), (y) such Debt consists of Debt of the Issuer or a Subsidiary Guarantor, and the Consolidated Fixed Charge Coverage Ratio of the Issuer would be not less than the Consolidated Fixed Charge Coverage Ratio of the Issuer immediately prior to giving effect to such transaction or (z) if such Incurrence would not satisfy clause (x) or (y), the aggregate principal amount of Permitted Acquisition Debt Incurred by the Issuer and its Restricted Subsidiaries outstanding at any one time under this clause (z) shall not exceed the greater of (i) $350.0 million and (ii) 3.0% of Consolidated Total Assets determined at the time of Incurrence.

“Permitted Cash Management Services Agreement” of any Person means (i) any agreement or arrangement entered into in the ordinary course of business in respect of cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services and (ii) any agreement under which any bank, financial institution or other Person may from time to time provide any financial accommodation to any of the Issuer or any Restricted Subsidiary in connection with trade payables of the Issuer or any Restricted Subsidiary (including the acquisition of the receivables corresponding to such trade payables pursuant to “supply chain” or other similar financings).

“Permitted Interest Rate, Currency or Commodity Price Agreement” of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions (or, in the case of commodity protection agreement, utilities) in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices with respect to Debt Incurred or proposed to be Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, or in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations and, in each case, not for purposes of speculation.

“Permitted Investments” means:

(1) any Investment in (x) the Issuer or a Restricted Subsidiary or (y) a Person that will become or be merged into or consolidated with the Issuer or a Restricted Subsidiary or transfers or conveys all or substantially all its assets to the Issuer or a Restricted Subsidiary as a result of such Investment, and any Investment held by a Person at the time of such acquisition by, merger or consolidation with or transfer to the Issuer or a Restricted Subsidiary;

(2) any Investment in cash and Cash Equivalents or Permitted Interest Rate, Currency or Commodity Price Agreements;

(3) any non-cash consideration received in connection with an Asset Disposition (or a disposition excluded from the definition of “Asset Disposition”) that was made in compliance with Section 4.10;

(4) loans or advances to officers, directors, consultants and employees of the Issuer and its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes or (ii) in connection with such Person’s purchase of equity interests of the Issuer (provided that the amount of such loans and advances shall be contributed to the Issuer in cash as common equity);

(5) Guarantees of Debt made in compliance with Section 4.9;

(6) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased pursuant to this clause (6) to the extent required by the terms of such Investment as in existence on the Issue Date or as otherwise permitted under this Indenture;

(7) Investments acquired with the net cash proceeds received by the Issuer after the Issue Date from the issuance and sale of Capital Stock (other than Redeemable Stock) or made in exchange for Capital Stock (other than Redeemable Stock or Preferred Stock); provided that such net cash proceeds are used to make such Investment within 90 days of the receipt thereof and the amount of all such net cash proceeds so used will be excluded from clause (iii)(2) of Section 4.7(a);

(8) any Investment that, when taken together with all other Investments made pursuant to this clause (8) since the Issue Date and outstanding on the date such Investment is made, does not exceed the greater of (x) $600.0 million and (y) 5.0% of Consolidated Total Assets (plus the aggregate returns of such Investments);

(9) any acquisition of franchise and related rights, including any related property, from franchisees of the Issuer or any Restricted Subsidiary;

(10) Investments (including debt obligations and equity interests) made in connection with the bankruptcy or reorganization of suppliers, customers or franchisees or in settlement of delinquent obligations of, or other disputes with, customers, suppliers or franchisees arising in the ordinary course of business;

(11) advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

(12) Investments in joint ventures or Unrestricted Subsidiaries made after the Issue Date which, together with any other outstanding Investment made pursuant to this clause (12), do not exceed the greater of (x) $350.0 million and (y) 3.0% of Consolidated Total Assets at the time of such Investment; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;

(13) Investments in the ordinary course of business consisting of Article 3 of the Uniform Commercial Code endorsements for collection or deposit and Article 4 of the Uniform Commercial Code customary trade arrangements with customers consistent with past practices;

(14) advances of payroll payments to employees in the ordinary course of business;

(15) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons so long as such licensing arrangements are made in the ordinary course of business and are consistent with past practice;

(16) any Investment made by the Issuer and Restricted Subsidiaries relating to any intercompany restructuring and savings initiative or organizational realignment;

(17) guarantees of performance or other obligations (other than Debt) arising in the ordinary course of business; and

(18) any Investment; provided that, immediately before and immediately after giving pro forma effect to the making of any such Investment and any Debt Incurred in connection therewith, (x) no Default or Event of Default shall have occurred and be continuing and (y) the Total Net Leverage Ratio of the Issuer would not exceed 5.00 to 1.00.

“Permitted Liens” means (for the avoidance of doubt, except for purposes of Section 4.13), with respect to any Person:

(1) Liens securing Debt under Debt Facilities outstanding or Incurred under Section 4.9(b)(1); provided that no such Lien shall be granted by a Restricted Subsidiary that is not a Subsidiary Guarantor to secure Debt Incurred under Section 4.9(b)(1) that could not have been Incurred by such Restricted Subsidiary under such clause;

(2) Liens securing any Debt which became Debt pursuant to a transaction permitted under Section 5.1 or securing Debt which was created prior to (and not created in connection with, or in contemplation of) the Incurrence of such Debt (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Debt is permitted under the provisions of Section 4.9 and solely relate to the assets that previously secured such Debt; provided, however, that such Liens shall not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than improvements, accessions, proceeds or dividends or distributions in respect of the assets or property securing such Debt);

(3) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not overdue by more than 90 days or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4) Liens for taxes, assessments or other governmental charges not yet delinquent or not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5) (i) Liens (including rights of setoff) granted in respect of collateral accounts, concentration accounts, deposit accounts or other funds maintained with a financial institution, bank or securities intermediary; provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the account holder in excess of those set forth by regulations issued by the Federal Reserve Board; (ii) rights of set-off and recoupment against, together with Liens granted in respect of, credit balances and dedicated settlement and reserve accounts of the Issuer and its Restricted Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and (iii) Liens granted to secure Permitted Cash Management Services Agreements in the ordinary course of business;

(6) Liens on assets, property or shares of stock of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated or amalgamated with the Issuer or any Restricted Subsidiary of the Issuer or such assets, property or shares of stock were acquired by the Issuer or any Restricted Subsidiary; provided, however, that such Liens shall not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than improvements, accessions, proceeds or dividends or distributions in respect of the assets, property or shares acquired);

(7) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(9) Liens existing on the Issue Date (plus improvements, accessions, proceeds or dividends or distributions in respect of the assets or property subject to such Liens) (other than Liens permitted under clause (1) of this definition);

(10) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(11) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(12) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(13) Liens for the purpose of securing the payment of all or a part of the purchase price of, purchase money obligations or other payments Incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed by the Issuer or a Restricted Subsidiary in the ordinary course of business; provided that: (a) the aggregate principal amount of Debt secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and (b) such Liens are created within 270 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Issuer or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto; provided further that individual financings of property provided by one lender may be cross collateralized to other financings of property provided by such lender in the ordinary course of business;

(14) any interest or title of a lessor under any Finance Lease Obligation incurred pursuant to Section 4.9(b)(6); provided that such Liens do not extend to any property or assets which is not leased property subject to such Finance Lease Obligation; provided that individual financings of property provided by one lender may be cross collateralized to other financings of property provided by such lender in the ordinary course of business;

(15) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit, bankers’ acceptances, bank guarantees and similar instruments issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(16) (i) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; and (ii) Liens granted in cash collateral (including any associated deposit or securities accounts) to secure obligations incurred in connection with the issuance of letters of credit, bank guarantees, bankers acceptances and similar instruments;

(17) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or any of its Subsidiaries, including rights of offset and set-off;

(18) Liens securing Permitted Interest Rate, Currency or Commodity Price Agreements;

(19) Liens on assets of any Restricted Subsidiary that is not a Subsidiary Guarantor securing obligations not constituting Debt of such Subsidiary;

(20) Liens on cash, cash equivalents or other property arising in connection with the discharge or redemption of Debt;

(21) Liens on any real property constituting exceptions to title as set forth in a mortgage title policy delivered to a secured lender with respect thereto;

(22) (i) Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto; provided that such Liens shall not exceed the amount of such premiums so financed; and (ii) Liens, pledges, deposits made or other security provided to secure liabilities to, or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of), insurance carriers in the ordinary course of business or consistent with past practice;

(23) Liens in favor of the Issuer or a Restricted Subsidiary;

(24) Liens arising from filing Uniform Commercial Code financing statements regarding leases or precautionary Uniform Commercial Code financings statements or similar filings;

(25) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Debt), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(26) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business;

(27) Liens securing Debt and other obligations in the aggregate amount outstanding at any time not to exceed the greater of (x) $1,200.0 million and (y) 10.0% of Consolidated Total Assets (determined at the time any such Lien is granted); provided that no such Lien shall be granted by a Restricted Subsidiary that is not a Subsidiary Guarantor to secure Debt Incurred pursuant to Section 4.9(a) or under a clause of the definition of “Permitted Debt” that could not have been Incurred by such Restricted Subsidiary under such clause;

(28) Liens that (i) are incidental to the ordinary conduct of its business, including the guarantee of Debt to customers, clients, suppliers or purchasers or sellers of goods or services, or the ownership of its properties and assets, (ii) were not incurred in connection with the incurrence of Debt for borrowed money and (iii) do not in the aggregate materially detract from the value of the property of the Issuer or any Restricted Subsidiary or materially impair the use thereof in the operation of its business;

(29) Liens on assets transferred to a Receivables Subsidiary or on assets of a Receivables Subsidiary, in either case incurred in connection with a Permitted Securitization; and

(30) Liens securing Debt Incurred to refinance Debt (other than Liens permitted under clause (1)) that was previously so secured (or otherwise replacing any such Lien); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or is in respect of property that is the security for a Permitted Lien hereunder.

“Permitted Refinancing Debt” means any Debt of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Issuer or any of its Restricted Subsidiaries; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of, plus premium, if any, and accrued and unpaid interest on the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses Incurred in connection therewith);

(2) the Permitted Refinancing Debt has a final maturity date no earlier than the final maturity date of the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

(3) the Permitted Refinancing Debt has an Average Life at the time such Permitted Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or a Subsidiary Guarantee of such Notes, such Permitted Refinancing Debt is subordinated in right of payment to such Notes or such Subsidiary Guarantee of such Notes on terms at least as favorable, taken as a whole, to the Holders of the Notes as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

(5) such Debt shall not include Debt of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Debt of the Issuer or a Subsidiary Guarantor.

“Permitted Securitization” means one or more accounts receivable facilities, the obligations in respect of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer and its Subsidiaries (other than a Receivables Subsidiary), pursuant to which the Issuer or a Subsidiary sells its accounts receivable to either (a) a Person that is not a Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, mutual fund trust, unincorporated organization or government or other agency or political subdivision thereof or other legal entity of any kind.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

“Principal Subsidiary” means, as of any date of determination thereof, any Subsidiary the consolidated net revenues of which for the twelve-month period ending on the last day of the month then most recently ended exceed 10% of the Issuer’s consolidated net revenues for such period, determined on a pro forma basis after giving effect to any acquisition or disposition of a Subsidiary or a business effected on or prior to the determination date and after the beginning of such twelve-month period (including acquisitions and dispositions accomplished through a purchase or sale of assets or through a merger or consolidation).

“Pro Forma Cost Savings” means an amount equal to the amount of cost savings, expense reductions, improvements (including the entry into any material contract or arrangement) and synergies, in each case, reasonably expected to have a continuing impact and projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken by the Issuer (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that such cost savings, expense reductions, improvements and synergies are factually supportable and reasonably identifiable (as determined in good faith) by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Issuer (or any successor thereto) or of any direct or indirect parent of the Issuer and are reasonably anticipated to be realized within 24 months after the consummation of any change that is expected to result in such cost savings, expense reductions, improvements or synergies; provided that (i) no cost savings, expense reductions, improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment, add back exclusion or otherwise, for such period and (ii) the aggregate amount of unrealized cost savings, expense reductions, improvements or synergies that are not calculated in accordance with Regulation S-X under the Securities Act to be added to Consolidated EBITDA pursuant to this definition for any period of four consecutive fiscal quarters shall not exceed 25.0% of Consolidated EBITDA for such period (calculated prior to giving effect to such permitted cost savings addbacks).

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of such Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means that on any day during the period (the “trigger period”) commencing 60 days prior to the first public announcement by the Issuer of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which trigger period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change), if the Notes had an Investment Grade Rating from at least two of the three Rating Agencies on the day before the commencement of the trigger period, the Notes cease to have an Investment Grade Rating from at least two of the three Rating Agencies; provided that if the Notes did not have an Investment Grade Rating from at least two of the three Rating Agencies on the day before the commencement of the trigger period, then a Rating Event shall be deemed to occur upon the consummation of a Change of Control without regard to any action by any Rating Agency. Unless at least two of the three Rating Agencies are providing a rating for the Notes at the commencement of any trigger period, the Notes will be deemed to have ceased to have an Investment Grade Rating from at least two of the three Rating Agencies during that trigger period.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

“Receivables Sale” of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purposes of collection and not as a financing arrangement.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Permitted Securitizations and that in each case engages only in activities reasonably related or incidental thereto; provided that the equity interests of each Receivables Subsidiary shall at all times be 100% owned, directly or indirectly, by the Issuer or a Subsidiary Guarantor.

“Redeemable Stock” of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (other than in exchange for Capital Stock of the Issuer that is not Redeemable Stock) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof (other than in exchange for Capital Stock of the Issuer that is not Redeemable Stock), in whole or in part, at any time prior to the final Stated Maturity of the Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Redeemable Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Redeemable Stock if the terms of such Capital Stock provide that the Issuer shall not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.7.

“Regulation S Legend” means the legend identified as such in Exhibit A.

“Replacement Assets” means:

(1) properties and assets (other than cash, Cash Equivalents, any Capital Stock or other security) that will be used in the business of the Issuer and its Restricted Subsidiaries as conducted on the Issue Date or any business reasonably similar to, ancillary thereto or supportive thereof; and

(2) Capital Stock of any Person that is engaged in the business of the Issuer and its Restricted Subsidiaries as conducted on the Issue Date or any business reasonably similar to, ancillary thereto or supportive thereof and that will be merged or consolidated with or into the Issuer or a Restricted Subsidiary or that will become a Restricted Subsidiary.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Notes Legend” means the legend identified as such in Exhibit A.

“Restricted Subsidiary” means any Subsidiary of the Issuer, whether existing on or after the Issue Date, unless such Subsidiary is an Unrestricted Subsidiary.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt” at any date shall mean the aggregate principal amount of Debt that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Permitted Acquisition Debt resulting from the application of purchase accounting), consisting of Debt for borrowed money (other than to the extent arising from cash management related obligations incurred in the ordinary course of business), Finance Lease Obligations, debt obligations evidenced by bonds, debentures, notes or other similar instruments, unreimbursed drawings in respect of letters of credit (or similar facilities) and Guarantees of the foregoing, that in each case is then secured by Liens on any property or assets of the Issuer or any Restricted Subsidiary.

“Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (1) (a) Secured Debt as of the end of the most recent fiscal quarter for which quarterly or annual financial statements prepared on a consolidated basis in accordance with GAAP are available (the “secured balance sheet date”) minus (b) the amount of unrestricted cash and Cash Equivalents held by the Issuer and the Restricted Subsidiaries on the secured balance sheet date to (2) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the period of the most recently completed four consecutive fiscal quarters ending on the secured balance sheet date. The Secured Net Leverage Ratio shall be adjusted on a pro forma basis in a manner consistent with the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Stated Maturity” means, when used with respect to any Debt or any installment of interest on such Debt, the dates specified in such Debt as the fixed date on which the principal of such Debt or such installment of interest, as the case may be, is due and payable.

“Subordinated Debt” means Debt of the Issuer or a Subsidiary Guarantor that is expressly subordinated or junior in right of payment to the Notes or a Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” of any Person means:

(1) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; or

(2) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Subsidiary Guarantee” means the Guarantee by any Subsidiary Guarantor of the Issuer’s obligations under this Indenture.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Issuer that is required to, or at the election of the Issuer, does become a Subsidiary Guarantor by the terms of this Indenture after the Issue Date and their respective successors and assigns, in each case, until such Person is released from its Subsidiary Guarantee in accordance with the terms of this Indenture.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (1) (a) Debt for money borrowed (other than to the extent arising from cash management related obligations incurred in the ordinary course of business) of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which quarterly or annual financial statements prepared on a consolidated basis in accordance with GAAP are available (the “balance sheet date”), minus (b) the amount of unrestricted cash and Cash Equivalents held by the Issuer and its Restricted Subsidiaries on the balance sheet date to (2) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the period of the most recently completed four consecutive fiscal quarters ending on the balance sheet date. The Total Net Leverage Ratio shall be adjusted on a pro forma basis in a manner consistent with the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date, H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the Issue Date and, to the extent required by law, as amended

“Trustee” has the meaning set forth in the preamble of this Indenture and any successor thereto.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“United States” or “U.S.” means the United States of America.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Unrestricted Subsidiary” means: (1) any Subsidiary of the Issuer which at the time of determination shall be designated as an Unrestricted Subsidiary by the Issuer in the manner provided in Section 4.17 and (2) any Subsidiary of an Unrestricted Subsidiary.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

SECTION 1.2. Other Definitions.

Term	Defined in Section
“acceleration declaration”	6.2
“Act”	11.12(a)
“Authentication Order”	2.2
“balance sheet date”	1.1
“Cash Charges”	1.1
“Change of Control Offer”	4.14(a)
“Change of Control Payment”	4.14(a)
“Change of Control Payment Date”	4.14(b)
“Covenant Defeasance”	8.3
“Deposit Trustee”	8.5
“EDGAR”	4.3(a)
“Event of Default”	6.1
“Excess Proceeds”	4.10(c)
“Expiration Date”	11.12(j)
“H.15”	1.1
“Increased Amount”	4.12(c)
“Institutional Accredited Investor Note”	2.1(b)
“Issuer”	Preamble
“LCT Election”	1.4
“LCT Test Date”	1.4
“Legal Defeasance”	8.2
“Note Amount”	4.10(c)(1)
“Offered Price”	4.10(c)
“Par Call Date”	3.7(a)
“Pari Passu Debt Amount”	4.10(c)(2)
“Pari Passu Offer”	4.10(c)(2)
“Permitted Debt”	4.9(b)
“primary obligor”	1.1
“QIBs”	2.1(b)(i)
“Registrar”	2.3

Term	Defined in Section
“Regulation S”	2.1(b)(ii)
“Remaining Life”	1.1
“Resale Restriction Termination Date”	2.15(a)
“Restricted Payment”	4.7(a)
“Restricted Period”	2.15(b)
“Rule 144A”	2.1(b)(i)
“secured balance sheet date”	1.1
“Signature Law”	11.10
“Successor Company”	5.1(a)(1)
“Successor Subsidiary Guarantor”	5.1(b)(1)(A)
“Termination Date”	4.18(a)
“trigger period”	1.1

SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein;

(2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) unless otherwise specified, any reference to Section, Article or Exhibit refers to such Section, Article or Exhibit, as the case may be, of this Indenture;

(6) provisions apply to successive events and transactions;

(7) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8) “including” means including without limitation;

(9) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines.

SECTION 1.4. Limited Condition Transactions. When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence of Debt and the use of the proceeds thereof, the Incurrence of Liens, repayments, Restricted Payments and Asset Dispositions), in each case, at the option of the Issuer (the Issuer’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into, and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence of Debt and the use of proceeds thereof, the Incurrence of Liens, repayments, Restricted Payments and Asset Dispositions) and any related pro forma adjustments, the Issuer or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes; provided that (a) compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence of Debt and the use of proceeds thereof, the Incurrence of Liens, repayments, Restricted Payments and Asset Dispositions) and (b) Consolidated EBITDA for purposes of the Consolidated Fixed Charge Coverage Ratio, Secured Net Leverage Ratio and Total Net Leverage Ratio will be calculated using an assumed interest rate based on the indicative interest rate contained in any financing commitment documentation with respect to such Debt or, if no such indicative interest rate exists, as reasonably determined by the Issuer in good faith.

For the avoidance of doubt, if the Issuer has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA of the Issuer, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations (and no Default or Event of Default shall be deemed to have occurred due to such failure to comply), and (2) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated and the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction, including any Debt related thereto.

ARTICLE II

THE NOTES

SECTION 2.1. Form and Dating. The Notes shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes will be issued in registered form, without coupons, and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The registered Holder will be treated as the owner of such Note for all purposes.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(a) The Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6.

(b) The Initial Notes are being issued by the Issuer only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) in reliance on Regulation S under the Securities Act (“Regulation S”). After such initial issuance, Initial Notes that are Transfer Restricted Notes may be transferred to QIBs in reliance on Rule 144A, outside the United States pursuant to Regulation S, to IAIs or to the Issuer, in accordance with certain transfer restrictions. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A and bear the Restricted Notes Legend, deposited with the Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A and bear the Regulation S Legend, deposited with the Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Initial Notes resold to IAIs in the United States shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A and bear the Restricted Notes Legend (collectively, the “Institutional Accredited Investor Note”), deposited with the Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, at the direction of the Trustee. Transfers of Notes among QIBs, to or by purchasers pursuant to Regulation S and to or by IAIs shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.15.

(c) Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1 and Section 2.2, authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Note Custodian for the Depositary.

SECTION 2.2. Execution and Authentication. An Officer shall sign the Notes for the Issuer by manual, electronic, facsimile or PDF transmission signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual or electronic signature of a Responsible Officer of the Trustee. The signature of a Responsible Officer of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon receipt of a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”) directing the Trustee to authenticate the Notes and an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate Notes for original issue in the aggregate principal amount stated in such written order.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent or agents. An authenticating agent has the same rights as an Agent to deal with Holders or the Issuer.

SECTION 2.3. Registrar; Paying Agent. The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional Paying Agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer and/or any Restricted Subsidiary may act as Paying Agent or Registrar.

The Issuer shall notify the Trustee in writing, and the Trustee shall notify the Holders, of the name and address of any Agent not a party to this Indenture. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.6.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent at the Corporate Trust Office of the Trustee.

The Issuer initially appoints DTC to act as the Depositary with respect to the Global Notes.

SECTION 2.4. Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay to the Trustee all money held by it in trust for the benefit of the Holders or the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it in trust for the benefit of the Holders or the Trustee to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or any of its Subsidiaries) shall have no further liability for such money. If the Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of any of the events specified in Section 6.1, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof.

SECTION 2.6. Book-Entry Provisions for Global Notes.

(a) Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Note Custodian for the Depositary and (iii) bear the Global Note legends as required by Section 2.6(e).

Members of, or Participants in, the Depositary shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Note Custodian, or under such Global Note, and the Depositary may be treated by the Issuer, and the Trustee or any Agent and any of their respective agents, as the absolute owner of such Global Note for all purposes whatsoever under this Indenture.

Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent or their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

Neither the Trustee nor any Agent shall have any responsibility or obligation to any Holder that is a member of (or a Participant in) the Depositary or any other Person with respect to the accuracy of the records of the Depositary (or its nominee) or of any member or Participant thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee and any Agent may rely (and shall be fully protected in relying) upon information furnished by the Depositary with respect to its members, Participants and any beneficial owners in the Notes.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with Section 2.15 and the rules and procedures of the Depositary. In addition, certificated Notes shall be transferred to beneficial owners in exchange for their beneficial interests only if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days of such notice, (ii) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuer within 90 days of such notice, (iii) an Event of Default of which a Responsible Officer of the Trustee has written notice has occurred and is continuing and the Registrar has received a request from any Holder of a Global Note to issue such certificated Notes or (iv) the Issuer, in its sole discretion, notify the Trustee in writing that they elect to cause the issuance of certificated Notes.

(c) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.6(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of certificated Notes of authorized denominations.

(d) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e) Each Global Note shall bear the Global Note Legend on the face thereof.

(f) At such time as all beneficial interests in Global Notes have been exchanged for certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(g) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and certificated Notes upon receipt of an Authentication Order in accordance with Section 2.2 or at the Registrar’s request.

(2) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.7, Section 2.10, Section 3.6, Section 4.10, Section 4.14 or Section 9.4).

(3) All Global Notes and certificated Notes issued upon any registration of transfer or exchange of Global Notes or certificated Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes (or interests therein) or certificated Notes surrendered upon such registration of transfer or exchange.

(4) The Registrar is not required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes under Section 3.2 hereof and ending at the close of business on the day of such selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent, or the Issuer shall be affected by notice to the contrary.

(6) The Trustee shall authenticate Global Notes and certificated Notes in accordance with the provisions of Section 2.2. Except as provided in Section 2.6(b), neither the Trustee nor the Registrar shall authenticate or deliver any certificated Note in exchange for a Global Note.

(7) Each Holder agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(8) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(9) The transferor of any Note held in certificated form shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

SECTION 2.7. Replacement Notes. If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer, the Trustee and the Agents may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Issuer, the Subsidiary Guarantors or any of their respective Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date or date of redemption, money sufficient to pay all amounts under the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9. Treasury Notes. In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, the Subsidiary Guarantors or by any of their respective Affiliates shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Responsible Officer of the Trustee has written notice as being so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10. Temporary Notes. Until certificated Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall upon receipt of a written order of the Issuer signed by one Officer, authenticate certificated Notes in certificate form in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. Cancellation. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Sections 2.7 and 2.16, the Issuer may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice.

SECTION 2.12. Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1; provided that no special record date shall be required with respect to any defaulted interest that is paid within the applicable grace period. The Issuer shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee of any such date. At least 15 days before the special record date, the Issuer (or the Trustee, in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee will have no duty whatsoever to determine whether any defaulted interest is payable or the amount thereof.

SECTION 2.13. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.14. CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers, and, if they do so, the Trustee shall use the CUSIP and/or ISIN number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP number and ISIN number.

SECTION 2.15. Transfer and Exchange.

(a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is at least six months after the later of the date of its original issue, the original issue date of any Additional Notes and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such securities (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(1) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment as set forth on the reverse of the Note, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(2) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth under Exhibit D from the proposed transferee and, if requested by the Issuer or the Trustee, the receipt by the Trustee or its agent of an Opinion of Counsel, certification and/or other information satisfactory to each of them; and

(3) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a non-U.S. person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth under Exhibit C from the proposed transferor and, if requested by the Issuer or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

After the Resale Restriction Termination Date, interests in a Rule 144A Note or an Institutional Accredited Investor Note may be transferred in accordance with applicable law without requiring the certifications set forth under Exhibit C or Exhibit D or any additional certification.

(b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the date which is forty days after the later of the Issue Date, the closing date of the issuance of any Additional Notes and when the Notes or any predecessor of the Notes are first offered to Persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S (the “Restricted Period”):

(1) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment as set forth on the reverse of the Note, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(2) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth under Exhibit D from the proposed transferee and, if requested by the Issuer or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them; and

(3) a transfer of a Regulation S Note or a beneficial interest therein to a non-U.S. person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth under Exhibit C hereof from the proposed transferor and, if requested by the Issuer or the Trustee, receipt by the Trustee or its agent of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certifications set forth under Exhibit C or Exhibit D or any additional certification.

(c) In the event that a Global Note is exchanged for Notes in certificated, registered form pursuant to Section 2.6, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (a) and (b) of this Section 2.15 (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Issuer and notified to the Trustee in writing.

(d) Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(e) Regulation S Legend. Upon the transfer, exchange or replacement of Notes not bearing the Regulation S Legend, the Registrar shall deliver Notes that do not bear the Regulation S Legend. Upon the transfer, exchange or replacement of Notes bearing the Regulation S Legend, the Registrar shall deliver only Notes that bear the Regulation S Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(f) General. By its acceptance of any Note bearing the Restricted Notes Legend or the Regulation S Legend, as applicable, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend or the Regulation S Legend, as applicable, and agrees that it shall transfer such Note only as provided in this Indenture. A transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a certificated Note or a beneficial interest in another Global Note shall be subject to compliance with applicable law and the applicable procedures of the Depositary but is not subject to any procedure required by this Indenture.

In connection with any proposed transfer pursuant to Regulation S or pursuant to any other available exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A), the Issuer may require the delivery of an Opinion of Counsel, other certifications or other information satisfactory to the Issuer.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.15.

SECTION 2.16. Issuance of Additional Notes.

The Issuer shall be entitled to issue Additional Notes in an unlimited aggregate principal amount under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, first interest payment date applicable thereto and first date from which interest will accrue; provided that such issuance is not prohibited by the terms of this Indenture, including Section 4.9, and provided, further, that if any Additional Notes are not fungible with the existing Notes for U.S. federal income tax purposes, as determined by the Issuer, such Additional Notes will have a separate CUSIP number and ISIN. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Issuer shall set forth in an Officer’s Certificate, a copy of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the issue date, the CUSIP and/or ISIN number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue;

(3) whether such Additional Notes shall be Transfer Restricted Notes; and

(4) that such issuance is not prohibited by this Indenture.

The Trustee shall, upon receipt of the Officer’s Certificate, an Authentication Order and an Opinion of Counsel confirming that all conditions precedent to the authentication and delivery of the Additional Notes have been satisfied and stating that the Additional Notes are the legal, valid and binding obligation of the Issuer, subject to the customary exceptions, authenticate the Additional Notes in accordance with the provisions of Section 2.2 of this Indenture.

ARTICLE III

REDEMPTION AND PREPAYMENT

SECTION 3.1. Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7, they shall furnish to the Trustee, at least five Business Days (or such shorter period as is acceptable to the Trustee) before sending a notice of such redemption, an Officer’s Certificate setting forth the (i) the paragraph of the Notes and/or section of this Indenture pursuant to which the redemption shall occur, (ii) redemption date (which, in the case of a redemption subject to conditions, may be subject to extension until such conditions are satisfied), (iii) principal amount of Notes to be redeemed and (iv) the redemption price or the method for determining the redemption price.

SECTION 3.2. Selection of Notes to Be Redeemed. In the event that less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes (or portions of Notes) to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on any national securities exchange, on a pro rata basis or by lot; provided, however, that no Notes of $2,000 in original principal amount or less shall be redeemed in part. Notwithstanding anything to the contrary stated herein, to the extent any such Notes are held in the form of Global Notes, the Notes to be redeemed shall be selected in accordance with the applicable procedures and requirements of the Depositary.

SECTION 3.3. Notice of Redemption. The Issuer shall mail or cause to be mailed (in each case sent by first class mail) in accordance with Section 11.1 (or delivered by electronic transmission in accordance with the applicable DTC procedures), a notice of redemption pursuant to Section 3.7 to each Holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee), at least 15 days but not more than 60 days before the expected redemption date (except that notices may be mailed or delivered more than 60 days before a redemption date if the notice is issued in accordance with Article VIII).

The notice shall identify the Notes to be redeemed (including the name of the Notes, the series, “CUSIP” numbers and corresponding “ISINs”, if applicable, interest rate, maturity date and, if known, certificate numbers) and shall state:

(1) the redemption date (which, in the case of a redemption subject to conditions, may be subject to extension until such conditions are satisfied);

(2) the redemption price (or the method by which it is to be determined);

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate);

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number and ISIN number, if any, listed in such notice or printed on the Notes; and

(9) any conditions precedent to such redemption.

At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee, at least five Business Days prior to the date of the giving of the notice of redemption (or such shorter period as is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph and confirming that all conditions precedent to the redemption, if any, have been satisfied. The notice sent in the manner herein provided shall be deemed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.4. Effect of Notice of Redemption. Subject to the next paragraph, once notice of redemption is delivered in accordance with Section 3.3, Notes called for redemption become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest to, but not including, the redemption date.

Notice of any redemption of Notes in connection with a corporate transaction (including any equity offering, an Incurrence of Debt or a transaction involving a Change of Control of the Issuer) may, at the Issuer’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another person.

SECTION 3.5. Deposit of Redemption Price. On or before 11:00 a.m. (New York City time) on the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent (other than the Issuer or an Affiliate of the Issuer) money sufficient to pay the redemption price, together with accrued and unpaid interest, if any, to the applicable redemption date on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price and accrued and unpaid interest, if any, to the applicable redemption date on all Notes to be redeemed.

If the Issuer has deposited with the Trustee or Paying Agent money sufficient to pay the redemption price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed, on and after the redemption, interest shall cease to accrue on the Notes or the portions of Notes called for redemption (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1.

SECTION 3.6. Notes Redeemed in Part. The Notes shall be redeemed in increments of $1,000 and, if the Issuer redeems any Notes only in part, such that the principal amount that remains outstanding of each Note that the Issuer redeems only in part equals $2,000 or an integral multiple of $1,000 in excess thereof. Upon surrender and cancellation of a Note that is redeemed in part, the Issuer shall issue and, upon the written request of an Officer of the Issuer, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled.

SECTION 3.7. Optional Redemption.

(a) All or any portion of the Notes may be redeemed at any time prior to February 15, 2031 (the date that is six months prior to the maturity date) (the “Par Call Date”), at a redemption price for the Notes to be redeemed equal to the greater of the following amounts:

(1) 100% of the principal amount of the Notes being redeemed on the redemption date; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, assuming such Notes matured on the Par Call Date (not including any portion of any payments of interest accrued to, but not including, the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, plus, in each case, accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date.

(b) On or after the Par Call Date, all or any portion of the Notes may be redeemed at any time at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date.

(c) Nothing herein shall limit the ability of the Issuer or its Affiliates to purchase or acquire Notes in open market purchases, tender or exchange offers or other negotiated transactions.

(d) The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error, and the Trustee shall have no obligation to determine the redemption price.

ARTICLE IV

COVENANTS

SECTION 4.1. Payment of Notes.

(a) The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Trustee or the Paying Agent (if other than the Issuer or a Subsidiary thereof) holds, as of 11:00 a.m. (New York City time) on the relevant payment date, U.S. dollars deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.

(b) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

SECTION 4.2. Maintenance of Office or Agency. The Issuer shall maintain an office or agency in the United States where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and any Subsidiary Guarantor in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the United States for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3.

SECTION 4.3. Reporting.

(a) Whether or not the Issuer is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Issuer shall provide to the Trustee and, upon request, Holders the annual reports, quarterly reports and other reports which the Issuer would have been required to file with the SEC pursuant to such Section 13(a) or 15(d), or any successor provision thereto, if the Issuer were so required, such documents to be provided to the Trustee and Holders within 15 days after the respective dates by which the Issuer would have been required to file such documents with the SEC if the Issuer were so required (after giving effect to all applicable grace periods under the Exchange Act and the rules, regulations and orders of the SEC thereunder); provided that any such reports and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (or any successor system) or made publicly available on the Issuer’s website shall be deemed to have been delivered to the Trustee and the Holders of Notes for purposes of the foregoing requirements. The reports so provided will be prepared in all material respects in accordance with the rules and regulations of the SEC with respect to such reports, except they need not contain the information that would be required by Items 3-09, 3-10, 3-16, 13-01 or 13-02 of Regulation S-X promulgated by the SEC.

(b) So long as any of the Notes remain outstanding, if at any time the Issuer is not subject to Section 13(a) or 15(d) under the Exchange Act, the Issuer will make available to any prospective purchaser of Notes or beneficial owner of Notes, upon their request, the information required by Rule 144A(d)(4) under the Securities Act until such time as the Holders of the Notes, other than Holders that are Affiliates of the Issuer, are able to sell all such Notes immediately without restriction pursuant to the provisions of Rule 144 under the Securities Act, or any successor provision thereto.

(c) In the event that any direct or indirect parent company of the Issuer becomes a guarantor of the Notes, the Issuer may satisfy its obligations under this Section 4.3 with respect to financial information relating to the Issuer by furnishing financial information relating to such parent company; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Subsidiaries on a standalone basis, on the other hand.

(d) Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any information required by this Section 4.3 shall be deemed cured (and the Issuer shall be deemed to be in compliance with this Section 4.3) upon furnishing such information as contemplated by this Section 4.3 (but without regard to the date on which such financial statement or report is so furnished).

(e) Delivery of reports and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any Subsidiary Guarantor’s, as the case may be, compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates of the Issuer). The Trustee shall have no obligation or responsibility to determine whether the Issuer is required to file any reports or other information with the SEC, whether the Issuer’s information is available on EDGAR (or any successor system) or whether the Issuer has otherwise delivered any notice or report in accordance with the requirements specified in this Section 4.3.

SECTION 4.4. Compliance Certificate. The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2026, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer shall deliver to the Trustee, within 10 Business Days after the occurrence thereof following the date on which the Issuer becomes aware of such Default, receives notice of such Default or becomes aware of such action, as applicable, a certificate specifying any events that would constitute a Default, their status and what action the Issuer is taking or proposing to take in respect thereof.

SECTION 4.5. [Reserved].

SECTION 4.6. Waiver of Stay or Extension Laws. The Issuer and any Subsidiary Guarantor covenants (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer and any Subsidiary Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenants that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.7. Limitation on Restricted Payments.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to:

(1) directly or indirectly, declare or pay any dividend on, or make any distribution (including any payment in connection with any merger or consolidation derived from assets of the Issuer or any Restricted Subsidiary) in respect of its Capital Stock or to the holders thereof in their capacity as holders of Capital Stock, other than:

(A) any dividends or distributions by the Issuer payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock), and

(B) in the case of a Restricted Subsidiary, dividends or distributions payable to the Issuer or a Restricted Subsidiary or, in the case of dividends or distributions made by a Restricted Subsidiary that is not wholly owned, dividends or distributions are made on a pro rata basis (or on a basis more favorable to the Issuer or such Restricted Subsidiary, as applicable);

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer or any parent thereof, other than in exchange for Capital Stock (other than Redeemable Stock) of the Issuer;

(3) make any Investment in any Person, other than a Permitted Investment; or

(4) redeem, repurchase, defease, prepay or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, any Subordinated Debt (other than (x) Debt owed by the Issuer or any Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer or the Issuer or (y) any such payment on Debt due within one year of the redemption date, repurchase, defeasance, prepayment, decrease or other acquisition or retirement)

(each of clauses (1) through (4) being a “Restricted Payment”) unless:

(i) no Default or Event of Default has occurred and is continuing or would result from such Restricted Payment;

(ii) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal-quarter period, the Issuer could Incur at least $1.00 of additional Debt pursuant to Section 4.9(a); and

(iii) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made subsequent to the Issue Date (other than pursuant to clauses (2) and (4) through (13) of Section 4.7(b)) does not exceed the sum of:

(1)

50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) of the Issuer since October 1, 2024 through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are publicly available (taken as a single accounting period); plus

(2)

(i) 100% of the aggregate net cash proceeds, and the Fair Market Value of property other than cash, in each case received by the Issuer or a Restricted Subsidiary after the Issue Date from contributions of capital or the issuance and sale (other than to a Subsidiary of the Issuer) of Capital Stock (other than Redeemable Stock) of the Issuer or any options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Issuer, or any net payment received by the Issuer in connection with the termination or settlement of options relating to its Capital Stock; provided that any such net proceeds received by the Issuer from an employee stock ownership plan financed by loans from the Issuer or a Subsidiary of the Issuer shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination, (ii) 100% of the aggregate net cash proceeds received by the Issuer after the Issue Date from the issuance and sale of convertible or exchangeable Debt of the Issuer that has been converted into or exchanged for Capital Stock (other than (1) Redeemable Stock or (2) by or from a Subsidiary of the Issuer) of the Issuer; provided that any such net proceeds received by the Issuer from an employee stock ownership plan financed by loans from the Issuer or a Subsidiary of the Issuer shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination, and (iii) without duplication, any reduction of Debt on the balance sheet of the Issuer to the extent such Debt is converted into or exchanged for Capital Stock of the Issuer (other than Redeemable Stock) after the Issue Date; plus

(3)

in the case of a disposition, liquidation or repayment (including by way of dividends) of Investments by the Issuer and its Restricted Subsidiaries, subsequent to the Issue Date, in any Person subject to clause (3) above, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return on capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes; plus

(4)	in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of the Issuer’s interest in such Subsidiary; plus

(5)	$175.0 million.

(b) Notwithstanding the foregoing, Section 4.7(a) will not prohibit:

(1) payment of any dividend on Capital Stock of any class within 60 days after the declaration thereof, or redemption of any Subordinated Debt within 30 days after giving notice of redemption thereof, if, on the date when the dividend was declared or such notice of redemption given, the Issuer or any Restricted Subsidiary could have paid such dividend or redeemed such Subordinated Debt in accordance with this Section 4.7;

(2) repayment or refinancing of any Subordinated Debt with Permitted Refinancing Debt, or any Restricted Payment made in exchange for, by conversion into or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Issuer or from or to an employee stock ownership plan financed by loans from the Issuer or a Subsidiary of the Issuer) of shares of Capital Stock (other than Redeemable Stock) of the Issuer or from the net cash proceeds from the substantially concurrent contribution of common equity capital to the Issuer;

(3) the declaration and payment of dividends in an aggregate amount per fiscal quarter not to exceed $0.07 per share of the Issuer’s Common Stock;

(4) the acquisition of shares of Capital Stock in connection with (x) the exercise or vesting of employee or director stock options, stock appreciation rights, restricted stock units and other similar instruments and (y) the withholding of a portion of such Capital Stock to pay taxes associated therewith, and the purchase of fractional shares of Capital Stock of the Issuer or any Restricted Subsidiary arising out of stock dividends, splits or combinations or business combinations;

(5) the acquisition of shares of the Issuer’s Capital Stock pursuant to equity repurchases from future, present or former directors, officers or employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) in an amount of up to $10.0 million per fiscal year; provided that any unused amounts in any fiscal year may be carried forward to one or more future periods subject to a maximum aggregate amount of repurchases made pursuant to this clause (5) not to exceed $20.0 million in any fiscal year;

(6) dividends on Redeemable Stock of the Issuer or a Restricted Subsidiary, or dividends on Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, in each case incurred in compliance with Section 4.9;

(7) the payment of cash in lieu of the issuance of Capital Stock in connection with the conversion, retirement, repurchase or redemption of any series of Convertible Debt securities of the Issuer or its Restricted Subsidiaries;

(8) upon the occurrence of a Change of Control or an Asset Disposition and after the completion of the offer to purchase under Section 4.10 or Section 4.14 (including the purchase of all Notes tendered and required to be purchased), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Debt required under the terms thereof as a result of such Change of Control or Asset Disposition at a purchase or redemption price not to exceed 101% (in the case of a Change of Control) or 100% (in the case of an Asset Disposition) of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided that, in the case of an Asset Disposition, such purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Debt does not exceed the Net Available Proceeds from such Asset Disposition;

(9) the payment of the deferred purchase price or earn-outs, including holdbacks (and the receipt of any corresponding consideration therefor), or payments with respect to fractional shares, in each case in connection with an acquisition to the extent such payment would have been permitted by this Indenture at the time of such acquisition;

(10) Restricted Payments, so long as the Total Net Leverage Ratio would not exceed 4.50 to 1.00;

(11) Restricted Payments in an aggregate amount not to exceed the greater of (x) $350.0 million and (y) 3.0% of Consolidated Total Assets in any fiscal year;

(12) Restricted Payments between and among the Issuer and/or any of its Restricted Subsidiaries relating to any intercompany restructuring and savings initiative or organizational realignment; and

(13) payments or distributions to the stockholders of the Issuer or any Restricted Subsidiary to satisfy dissenters’ or appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, pursuant to applicable law or pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with the terms of this Indenture;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (3), (5), (6), (10) and (11), no Default or Event of Default shall have occurred and be continuing or would otherwise occur as a consequence thereof.

The amount of net proceeds from any exchange for, conversion into or sale of Capital Stock of the Issuer pursuant to Section 4.7(b)(2) shall be excluded from the calculation of the amount available for Restricted Payments pursuant to clause (iii)(2) of Section 4.7(a).

(c) For purposes of determining compliance with this Section 4.7, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (1) through (13) of Section 4.7(b) or pursuant to Section 4.7(a), the Issuer, in its sole discretion, may order and classify, and subsequently reorder and reclassify, such Restricted Payment in any manner in compliance with this Section 4.7.

SECTION 4.8. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary:

(1) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Issuer or any other Restricted Subsidiary or pay any Debt or other obligation owed to the Issuer or any other Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends, distributions or liquidating distributions prior to dividends, distributions or liquidating distributions being paid on Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and any subordination of any obligation to any other obligation shall not be deemed a restriction on the ability to pay any Debt or other obligation);

(2) to make loans or advances to the Issuer or any other Restricted Subsidiary (it being understood that the subordination of loans and advances to the Issuer or any of its Restricted Subsidiaries to other Debt incurred by the Issuer or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(3) otherwise to transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.

(b) Notwithstanding the restrictions in Section 4.8(a), the Issuer may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

(1) pursuant to any agreement in effect on the Issue Date (including the New ABL Credit Agreement and the Existing Indentures);

(2) pursuant to this Indenture, the Notes and the Subsidiary Guarantees, if any;

(3) pursuant to an agreement relating to any Debt Incurred by or Capital Stock of a Person (other than a Restricted Subsidiary existing on the Issue Date or any Restricted Subsidiary carrying on any of the businesses of any such Restricted Subsidiary) prior to the date on which such Person became a Restricted Subsidiary and outstanding on such date and not Incurred in connection with, or anticipation of, becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; provided that the Incurrence of such Debt was permitted under Section 4.9;

(4) pursuant to an agreement effecting a renewal, refunding, replacement, refinancing or extension of Debt Incurred pursuant to an agreement referred to in clause (1) or (3) of this Section 4.8(b); provided, however, that the provisions contained in such renewal, refunding, replacement, refinancing or extension agreement relating to such encumbrance or restriction are not materially more restrictive, taken as a whole, than the provisions contained in the agreement being renewed, refunded, replaced, refinanced or extended, in each case as determined in good faith by the Board of Directors or an Officer of the Issuer;

(5) in any security agreement (including a Finance Lease Obligation) securing Debt of a Restricted Subsidiary otherwise permitted under this Indenture; provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Debt repaid;

(6) in any customary non-assignment provision entered into in the ordinary course of business in licenses, leases and other contracts to the extent such provisions restrict the transfer, assignment or subletting of any such license or lease or the assignment of rights under any such contract;

(7) with respect to a Restricted Subsidiary, imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; provided that such restriction terminates if such transaction is closed or abandoned;

(8) pursuant to restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) by virtue of any Restricted Investment not prohibited by Section 4.7 or any Permitted Investment;

(10) of a Receivables Subsidiary effected in connection with a Permitted Securitization; provided that such restrictions apply only to such Receivables Subsidiary;

(11) in bona fide contracts for the sale of any property or assets;

(12) any encumbrance or restriction contained in the terms of any Debt or Capital Stock otherwise permitted to be Incurred under this Indenture if the Issuer determines that any such encumbrance or restriction either (i) will not materially affect the Issuer’s ability to make principal or interest payments on the Notes and such restrictions are not materially less favorable to Holders of Notes than is customary in comparable financings or (ii) are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date or those contained in this Indenture, the New ABL Credit Agreement or the Existing Indentures, in each case as determined in good faith by the Board of Directors or an Officer of the Issuer;

(13) restrictions applicable to Foreign Subsidiaries;

(14) customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements; or

(15) if such encumbrance or restriction is the result of applicable laws or any applicable rule, regulation or order.

SECTION 4.9. Limitation on Debt.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt, except that the Issuer and any Subsidiary Guarantor may Incur Debt if after giving pro forma effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would be not less than 2.00 to 1.00.

(b) Notwithstanding Section 4.9(a), the following Debt may be Incurred (collectively, the “Permitted Debt”):

(1) Debt of the Issuer or any Restricted Subsidiary under one or more Debt Facilities in an aggregate principal amount Incurred under this clause (1) at any one time outstanding not to exceed the sum of (i) $1,500.0 million, plus (ii) the greater of (x) $500.0 million and (y) an amount such that, after giving pro forma effect thereto, the Secured Net Leverage Ratio (treating all Debt Incurred under this clause (1) as secured by Liens on the assets of the Issuer, including all undrawn amounts under the revolving portion of any Debt Facility) of the Issuer and its Restricted Subsidiaries would not exceed 2.50 to 1.00 (provided that, any Debt Incurred pursuant to this clause (ii) may only be Incurred by the Issuer and the Subsidiary Guarantors), plus, in the case of any refinancing of any Debt permitted under this clause (1) or any portion thereof, any increase in the amount of such Debt in connection with any refinancing expenses, accrued and unpaid interest, premiums and other costs and expenses Incurred in connection therewith;

(2) Debt of the Issuer or any Restricted Subsidiary outstanding on the Issue Date and not otherwise referred to in clause (1) of this Section 4.9(b);

(3) Debt owed by the Issuer to any Restricted Subsidiary or Debt owed by a Restricted Subsidiary to the Issuer or a Restricted Subsidiary; provided, however, that:

(A) any such Debt owing by the Issuer or a Subsidiary Guarantor to a Restricted Subsidiary that is not a Subsidiary Guarantor shall be expressly subordinated in right of payment to the Notes, other than the Incurrence and refinancing of Debt owed by the Issuer or a Subsidiary Guarantor to a Restricted Subsidiary for the purpose of the repatriation of cash to the United States; and

(B) upon either the transfer or other disposition by such Restricted Subsidiary or the Issuer of any Debt so permitted to a Person other than the Issuer or another Restricted Subsidiary or the issuance (other than directors’ qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Issuer or another Restricted Subsidiary such that it ceases to be a Restricted Subsidiary, the provisions of this clause (3) shall no longer be applicable to such Debt, and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

(4) Debt consisting of the Notes (other than any Additional Notes);

(5) the Subsidiary Guarantees and Guarantees by the Issuer or any Restricted Subsidiary of any Debt of the Issuer or a Restricted Subsidiary permitted to be Incurred under this Indenture; provided that this clause (5) shall not permit Guarantees by a Restricted Subsidiary that is not a Subsidiary Guarantor of Debt that is permitted to be Incurred only by the Issuer or a Subsidiary Guarantor pursuant to this Section 4.9;

(6) Debt of the Issuer or any of its Restricted Subsidiaries represented by Finance Lease Obligations or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of acquisition, construction, repair or improvement of property, plant or equipment used in the business of the Issuer or such Restricted Subsidiary, in an aggregate principal amount, including all Debt Incurred to refund or refinance any Debt Incurred pursuant to this clause (6), not to exceed, at any one time outstanding, 5.0% of Consolidated Total Assets determined at the time of Incurrence, whether such Incurrence of Debt is prior to or following such acquisition, construction, repair or improvement;

(7) to the extent constituting Debt, Debt of the Issuer or any Restricted Subsidiary under Permitted Interest Rate, Currency or Commodity Price Agreements;

(8) Permitted Acquisition Debt;

(9) Permitted Refinancing Debt which is exchanged for, or the proceeds of which are used to refinance or refund, or any extension or renewal of Debt Incurred pursuant to Section 4.9(a) or pursuant to clauses (2), (4), (5), (6), (8), (16) or (17) of this Section 4.9(b) and this clause (9);

(10) to the extent constituting Debt, Debt Incurred by the Issuer or any of its Restricted Subsidiaries in Permitted Securitizations; provided that any Debt Incurred after the Issue Date under this clause (10) by Restricted Subsidiaries that are not Subsidiary Guarantors in Permitted Securitizations shall not exceed, at any one time outstanding, an aggregate principal amount of $975.0 million;

(11) Obligations arising from agreements by the Issuer or a Restricted Subsidiary to provide for indemnification, customary purchase price closing adjustments, earn-outs, deferred compensation or other similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business or assets;

(12) Debt Incurred by the Issuer or its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, take-or-pay obligations contained in supply arrangements, letters of credit, bank guarantees, bankers’ acceptances, performance, bid, surety and similar bonds and completion Guarantees (not for borrowed money) provided in the ordinary course of business;

(13) to the extent constituting Debt, Debt of the Issuer or any of its Restricted Subsidiaries under Permitted Cash Management Services Agreements;

(14) Debt representing deferred compensation to employees of the Issuer or any Restricted Subsidiaries Incurred in the ordinary course of business;

(15) Contribution Indebtedness;

(16) Debt Incurred by the Issuer or the Subsidiary Guarantors for the benefit of joint ventures, and including any renewals, extensions, substitutions, refinancings or replacements of such Debt, in an aggregate principal amount not to exceed, at any one time outstanding, the greater of (x) $300.0 million and (y) 2.5% of Consolidated Total Assets determined at the time of Incurrence; and

(17) in addition to the items referred to in clauses (1) through (16) of this Section 4.9(b), Debt of the Issuer or any Restricted Subsidiary which, together with any other outstanding Debt Incurred pursuant to this clause (17), and including any renewals, extensions, substitutions, refinancings or replacements of such Debt, has an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $1,200.0 million and (y) 10.0% of Consolidated Total Assets determined at the time of Incurrence.

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Debt Incurred pursuant to, and in compliance with, this Section 4.9:

(1) in the event that Debt meets the criteria of more than one of the types of Debt described in Section 4.9(a) and Section 4.9(b), the Issuer, in its sole discretion, may classify such item of Debt on the date of Incurrence (or later classify or reclassify such Debt, in its sole discretion) in any manner permitted by this Section 4.9 and shall only be required to include the amount and type of such Debt in one of such clauses; provided that (x) all Debt outstanding on the Issue Date under the New ABL Credit Facility or Incurred pursuant to the commitments thereunder in effect on the Issue Date shall be deemed Incurred under clause (1)(i) of Section 4.9(b) and may not later be reclassified, (y) all Debt outstanding on the Issue Date under the Existing Indentures shall be deemed Incurred under Section 4.9(b)(2) and may not later be reclassified, and (z) for the avoidance of doubt, Debt Incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor may not be classified or reclassified under any clause of Section 4.9(a) or 4.9(b) that is available only for Incurrence by the Issuer or a Subsidiary Guarantor;

(2) Guarantees of, or obligations in respect of letters of credit relating to, Debt which is otherwise included in the determination of a particular amount of Debt shall not be included;

(3) the principal amount of any Redeemable Stock of the Issuer or a Restricted Subsidiary or of any Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor will be equal to the greater of the maximum redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(4) Debt permitted by this Section 4.9 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of Section 4.9 permitting such Debt;

(5) any Receivables Sale shall be the amount for which there is recourse to the seller; and

(6) the amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(d) Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Debt and the payment of dividends in the form of additional shares of Preferred Stock or Redeemable Stock will not be deemed to be an Incurrence of Debt for purposes of this Section 4.9.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision of this Section 4.9, the maximum amount of Debt that the Issuer and its Restricted Subsidiaries may Incur pursuant to this Section 4.9 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

SECTION 4.10. Limitation on Asset Dispositions.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Disposition) for the assets or Capital Stock sold or disposed of; and

(2) in the case of an Asset Disposition or series of related Asset Dispositions having a Fair Market Value of at least the greater of (x) $90.0 million and (y) 0.75% of Consolidated Total Assets, at least 75% of the consideration for such Asset Disposition or series of related Asset Dispositions and all other Asset Dispositions consummated since the Issue Date consists of:

(i) cash or Cash Equivalents;

(ii) marketable securities to the extent sold for cash within 30 days;

(iii) the assumption of Debt or other liabilities (other than contingent liabilities) of the Issuer, or such Restricted Subsidiary (other than Debt or liabilities that are subordinated to the Notes or such Restricted Subsidiary’s Subsidiary Guarantee) relating to such assets and release from all liability on the Debt or liabilities assumed;

(iv) Replacement Assets;

(v) Designated Non-cash Consideration; or

(vi) any combination of the foregoing;

provided that the amount of any consideration received by the Issuer or such Restricted Subsidiary that is converted into cash within 180 days of the closing of such Asset Disposition shall be deemed to be cash for purposes of this Section 4.10(a) (to the extent of the cash received). The foregoing clauses (1) or (2) of this Section 4.10(a) shall not apply with respect to any condemnation, event of loss or other involuntary Asset Disposition.

(b) Within 365 days after the receipt of any Net Available Proceeds from an Asset Disposition, the Issuer (or the applicable Restricted Subsidiary, as the case may be), may apply such Net Available Proceeds at its option, in any combination of the following:

(1) to repay, repurchase or otherwise retire (i) any Debt of the Issuer or any Subsidiary Guarantor that is not Subordinated Debt or (ii) any Debt of any Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor, in each case, other than Debt owed to the Issuer or an Affiliate of the Issuer;

(2) to acquire Replacement Assets or make capital expenditures; provided that the Issuer or such Restricted Subsidiary will be deemed to have complied with its obligations under this Section 4.10(b) if it enters into a binding commitment to acquire Replacement Assets prior to 365 days after the receipt of the applicable Net Available Proceeds and such acquisition of Replacement Assets is consummated prior to 545 days after the date of receipt of the applicable Net Available Proceeds; provided further that upon any abandonment or termination of such commitment, the Net Available Proceeds not so applied shall constitute Excess Proceeds and be applied as set forth in Section 4.10(c); or

(3) any combination of the foregoing.

(c) Any Net Available Proceeds that are not applied or invested as provided in Section 4.10(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100.0 million, or earlier, at the Issuer’s election, the Issuer will apply the Excess Proceeds to the repayment of the Notes and any other Pari Passu Debt outstanding with similar provisions requiring the Issuer to make an offer to purchase such Debt with the proceeds from any Asset Disposition as follows:

(1) the Issuer will make an offer to purchase from all Holders of the Notes in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed in amounts of $2,000 or integral multiples of $1,000 in excess thereof) of Notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Debt (subject to proration in the event such amount is less than the aggregate Offered Price for all Notes tendered); and

(2) to the extent required by such Pari Passu Debt, the Issuer will make an offer to purchase or otherwise repurchase or redeem Pari Passu Debt (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Note Amount. However, in no event will the Issuer be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Debt plus the amount of any premium required to be paid to repurchase such Pari Passu Debt.

The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the date such offer to purchase is consummated (the “Offered Price”), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the offer to purchase is less than the Note Amount relating to the tendered Notes or the aggregate amount of Pari Passu Debt that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Debt surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Debt to be purchased on a pro rata basis; provided that, in the case of Global Notes, beneficial interests in such Notes shall be repurchased on a pro rata basis based on amounts tendered only if such proration is consistent with the procedures of the applicable clearing system; otherwise, such beneficial interests shall be selected for repurchase in accordance with such procedures. Upon the completion of the purchase of all the Notes tendered pursuant to an offer to purchase and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

(d) If the Issuer becomes obligated to make an offer to purchase pursuant to this Section 4.10, the Notes (in amounts of $2,000 and integral multiples of $1,000 in excess thereof), and the Pari Passu Debt shall be purchased by the Issuer, at the option of the Holders thereof, in whole or in part, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the offer to purchase is given to Holders, or such later date as may be necessary for the Issuer to comply with the requirements under the Exchange Act.

(e) The Issuer shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an offer to purchase. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

SECTION 4.11. Limitation on Transactions with Affiliates.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions having a value in excess of $25.0 million with or for the benefit of an Affiliate of the Issuer or a Restricted Subsidiary, including any Investment, either directly or indirectly, unless such transaction is on terms not materially less favorable to the Issuer or such Restricted Subsidiary (taken as a whole) than those that could reasonably be obtained in a comparable arm’s-length transaction with an entity that is not an Affiliate or is otherwise fair to the Issuer from a financial point of view. For any transaction or series of related transactions involving aggregate value in excess of $50.0 million, such transaction or series of related transactions is approved by either (x) a majority of the Disinterested Directors of the Board of Directors of the Issuer, if any, or in the event there is only one Disinterested Director, by such Disinterested Director, or (y) the audit committee of the Board of Directors of the Issuer (with any Director on such committee that is not a Disinterested Director recusing himself or herself). For the avoidance of doubt, any intercompany transaction between and among the Issuer and/or any of its Restricted Subsidiaries shall not be deemed a transaction with an Affiliate.

(b) The preceding requirements shall not apply to:

(1) any transaction pursuant to agreements in effect on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders in any material respect in the good faith judgment of the Board of Directors or senior management of the Issuer, when taken as a whole, than the terms of the agreements in effect on the Issue Date;

(2) any employment agreement or employee benefit arrangements with any officer or director, including under any stock option or stock incentive plans, entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business of the Issuer or such Restricted Subsidiary or approved by a majority of the disinterested members of the Board of Directors;

(3) (x) transactions between or among the Issuer and/or its Restricted Subsidiaries and (y) any Guarantees issued by the Issuer or a Restricted Subsidiary for the benefit of the Issuer or a Restricted Subsidiary, as the case may be, in accordance with Section 4.9;

(4) any transaction with any Person (x) that is not an Affiliate of the Issuer immediately before the consummation of such transaction that becomes an Affiliate of the Issuer as a result of such transaction or (y) that is an Affiliate of the Issuer solely because the Issuer, directly or indirectly, owns Capital Stock in, or controls, such Person;

(5) transactions with joint ventures entered into in the ordinary course of business; provided that no other Affiliate of the Issuer (other than a Subsidiary thereof) directly or indirectly holds any Capital Stock of such joint venture;

(6) payment of reasonable directors fees to Persons who are not otherwise employees of the Issuer;

(7) indemnities of officers, directors and employees of the Issuer or any Subsidiary of the Issuer pursuant to bylaws, or statutory provisions or indemnification agreements or the purchase of indemnification insurance for any director or officer;

(8) any Restricted Payment or Permitted Investment that is permitted to be made pursuant to Section 4.7;

(9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Issuer and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that, as determined in good faith by senior management of the Issuer, such transactions are on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary (taken as a whole) than those that could reasonably have been obtained at the time of such transactions in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person;

(10) the grant, issuance or sale of Capital Stock (other than Redeemable Stock) to Affiliates of the Issuer and the granting of registration rights and other customary rights in connection therewith;

(11) any transaction as to which the Issuer delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with an entity that is not an Affiliate;

(12) written agreements entered into or assumed in connection with mergers or acquisitions of other businesses with Persons who were not Affiliates prior to such transactions; provided that such agreement was not entered into in contemplation of such merger or acquisition, and any amendment thereto, so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the Board of Directors or senior management of the Issuer, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition or merger;

(13) payments to Affiliates on or with respect to debt securities or other Debt of the Issuer or any Subsidiary on a similar basis as payments are made or offered to holders of such debt securities or Debt held by Persons other than Affiliates and otherwise in accordance with this Indenture;

(14) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee, and any Affiliate of the Issuer, as lessor, and transactions pursuant to that lease which lease is approved by the Board of Directors or senior management of the Issuer in good faith; and

(15) any customary transaction with a Receivables Subsidiary effected as part of a Permitted Securitization, any disposition of accounts receivable and related assets in connection with any Permitted Securitization and any repurchase of accounts receivable and related assets pursuant to a repurchase obligation in connection with a Permitted Securitization.

SECTION 4.12. Limitation on Liens.

(a) Except to the extent Section 4.13 is applicable pursuant to Sections 4.13 and 4.18, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) on any property or asset (including any intercompany notes) of the Issuer or a Restricted Subsidiary now owned or hereafter acquired, or assign or convey a right to receive any income or profits from such Liens, to secure (i) any Debt of the Issuer unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured for so long as such other Debt is so secured, or (ii) any Debt of any Subsidiary Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantee of such Subsidiary Guarantor is equally and ratably secured for so long as such other Debt is so secured; provided, however, that if such Debt is expressly subordinated to the Notes or a Subsidiary Guarantee, the Lien securing such Debt will be subordinated and junior to the Lien securing the Notes or such Subsidiary Guarantee, as the case may be, with the same relative priority as such Debt has with respect to the Notes or such Subsidiary Guarantee.

(b) Notwithstanding the foregoing, any Lien securing the Notes or any Subsidiary Guarantee granted pursuant to this Section 4.12 will be automatically and unconditionally released and discharged upon the release by the holders of the Debt described in Section 4.12(a) of their Lien on the property or assets of the Issuer or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt), at such time as the holders of all such Debt also release their Lien on the property or assets of the Issuer or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person that is not an Affiliate of the Issuer of the property or assets secured by such Lien, or of all of the Capital Stock held by the Issuer or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

(c) With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt means any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms, accretion of original issue discount or liquidation preference, any fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection therewith and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt.

(d) For purposes of determining compliance with this Section 4.12, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in the definition thereof but is permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Issuer will, in its sole discretion, be entitled to divide, classify or reclassify, in whole or in part, any such Lien (or any portion thereof) among one or more of such categories or clauses in any manner; provided that any Lien securing Debt outstanding on the Issue Date under the New ABL Credit Facility or Incurred pursuant to the commitments thereunder in effect on the Issue Date shall be deemed incurred under clause (1) of the definition of “Permitted Liens” and may not later be reclassified.

SECTION 4.13. Limitation on Liens at Issuer’s Election Following the Termination Date. Following the Termination Date, the Issuer may elect by written notice to the Trustee to be subject to this Section 4.13 in lieu of Section 4.12.

(a) While the Notes remain outstanding, the Issuer shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind upon any of its or their property or assets, now owned or hereafter acquired, without directly securing all of the Notes equally and ratably with the obligation or liability secured by the Lien, except for:

(1) Liens existing as of the date of this Indenture;

(2) Liens, including sale and lease-back transactions, on any property acquired, constructed or improved after the date of this Indenture, which are created or assumed contemporaneously with, or within 180 days after, the acquisition or completion of such construction or improvement, or within six months thereafter by a commitment for financing arranged with a lender or investor within the 180-day period, to secure or provide for the payment of all or a portion of the purchase price of the property or the cost of the construction or improvement incurred after the date of this Indenture (or before the date of this Indenture in the case of any construction or improvement which is at least 40% completed at the date of this Indenture) or, in addition to Liens contemplated by clauses (3) and (4) of this Section 4.13(a), Liens on any property existing at the time of acquisition of the property including acquisition through merger or consolidation; provided, that any Lien (other than a sale and lease-back transaction meeting the requirements of this clause (2)) does not apply to any property theretofore owned by the Issuer or a Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

(3) Liens existing on any property of a person at the time the person is merged with or into, or consolidates with, the Issuer or a Subsidiary;

(4) Liens on any property of a person (including, without limitation, shares of stock or debt securities) or its Subsidiaries existing at the time the person becomes a Subsidiary, is otherwise acquired by the Issuer or a Subsidiary or becomes a successor to the Issuer pursuant to Section 5.1;

(5) Liens to secure an obligation or liability of a Subsidiary to the Issuer or to another Subsidiary;

(6) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, to secure partial progress, advance or other payments under any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to the Liens;

(7) Liens to secure tax-exempt private activity bonds under the Code;

(8) Liens arising out of or in connection with a sale and lease-back transaction if the net proceeds of the sale and lease-back transaction are at least equal to the fair value, as determined by the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President or the Principal Financial Officer of the Issuer, of the property subject to the sale and lease-back transaction;

(9) Liens for the sole purpose of extending, renewing or replacing in whole or in part Debt secured by any Lien referred to in the foregoing clauses (1) to (8), inclusive, or in this clause (9); provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of the extension, renewal or replacement, and that this extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced plus improvements on the property;

(10) Liens arising out of or in connection with a sale and lease-back transaction in which the net proceeds of the sale and lease-back transaction are less than the fair value, as determined by the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President or the Principal Financial Officer of the Issuer, of the property subject to the sale and lease-back transaction if the Issuer provides in a resolution of its Board of Directors that it shall, and if the Issuer covenants that it will, within 180 days of the effective date of any arrangement or, in the case of clause (C) below, within six months thereafter under a firm purchase commitment entered into within the 180-day period, apply an amount equal to the fair market value as so determined of the property:

(A) to the redemption of the Notes which are, by their terms, at the time redeemable or the purchase and retirement of Notes, if permitted;

(B) to the payment or other retirement of funded debt incurred or assumed by the Issuer which ranks senior to or pari passu with the Notes or of funded debt incurred or assumed by any Subsidiary other than, in either case, funded debt owned by the Issuer or any Subsidiary; or

(C) to the purchase of property other than the property involved in the sale;

(11) Liens on (x) accounts receivable and related general intangibles and instruments arising out of or in connection with a sale or transfer by the Issuer or the Subsidiary of the accounts receivable and (y) any or all of the assets of a special purpose subsidiary that has purchased such accounts receivable (and related general intangibles and instruments) securing Debt of such special purpose subsidiary;

(12) Permitted Liens; and

(13) Liens other than those referred to in clauses (1) through (12) above which are created, incurred or assumed after the date of this Indenture, including those in connection with purchase money mortgages and sale and lease-back transactions; provided that the aggregate amount of Debt secured by the Liens, or, in the case of sale and lease-back transactions, the value of the sale and lease-back transactions, referred to in this clause (13) does not exceed 15% of consolidated total assets.

(b) If at any time the Issuer or any Subsidiary shall create, incur, assume or suffer to exist any Lien and if paragraph (a) of this Section 4.13 requires that the Notes be secured equally and ratably with the obligation or liability secured by the Liens, the Issuer will deliver to the Trustee:

(1) an Officer’s Certificate stating that the covenant of the Issuer contained in paragraph (a) of this Section 4.13 has been complied with; and

(2) an Opinion of Counsel to the effect that such covenant has been complied with, and that any instruments executed by the Issuer in the performance of the covenant comply with the requirements of the covenant.

(c) In the event that the Issuer shall hereafter secure the Notes equally and ratably with any other obligation or liability pursuant to the provisions of this Section 4.13, the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto.

(d) Solely for purposes of this Section 4.13, the following terms have the meanings as set forth below:

“consolidated total assets” means the total of all the assets appearing on the consolidated balance sheet of the Issuer and its Subsidiaries determined according to generally accepted accounting principles applicable to the type of business in which the Issuer and the Subsidiaries are engaged, and may be determined as of a date not more than 60 days before the happening of the event for which the determination is being made.

“funded debt” means any Debt which by its terms matures at or is extendable or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than 12 months after the date of the creation of the Debt.

“Liens” means, as to any Person, any mortgage, lien, collateral assignment, pledge, charge, security interest or other encumbrance in respect of or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement, purchase money mortgage or sale and lease-back transaction with respect to, any property or asset (including without limitation income and rights thereto) of such Person (including without limitation capital stock of any Subsidiary of such Person) or the signing by such Person and filing of a financing statement which names such Person as debtor or the signing of any security agreement agreeing to file, or authorizing any other party as the secured party thereunder to file, any financing statement.

“Permitted Liens” means:

(1) mechanics, materialmen, landlords, warehousemen and carriers Liens and other similar Liens imposed by law securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

(2) Liens under workmen’s compensation, unemployment insurance, social security or similar legislation;

(3) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or similar obligations arising in the ordinary course of business;

(4) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of the Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; and

(5) easements, rights of way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Issuer or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto.

“sale and lease-back transaction” means, with respect to any person, any direct or indirect arrangement with any other person or to which any other person is a party, providing for the leasing to the first person of any property, whether now owned or hereafter acquired (except for temporary leases for a term, including any renewal of the leases, of not more than three years and except for leases between the Issuer and a Subsidiary or between Subsidiaries), which has been or is to be sold or transferred by the first person to the other person or to any person to whom funds have been or are to be advanced by the other person on the security of the property.

“value” means, with respect to a sale and lease-back transaction, as of any particular time, the amount equal to the greater of: (x) the net proceeds from the sale or transfer of the property leased under the sale and lease-back transaction; or (y) the fair value in the opinion of the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President or the Principal Financial Officer of the Issuer of the property at the time of entering into the sale and lease-back transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease remaining at the time of determination and the denominator of which shall be equal to the number of full years of the term, without regard to any renewal or extension options contained in the lease.

SECTION 4.14. Offer to Repurchase Upon Change of Control.

(a) If a Change of Control Triggering Event occurs with respect to the Notes, unless the Issuer has exercised its option to redeem such Notes by mailing notice of such redemption to the Holders of the Notes being redeemed, the Issuer will be required to make an offer (a “Change of Control Offer”) to each Holder of the Notes with respect to which such Change of Control Triggering Event has occurred to repurchase all of such Holder’s Notes or any part of such Holder’s Notes such that the principal amount that remains outstanding of each Note not repurchased in full equals $2,000 or an integral multiple of $1,000 in excess thereof on the terms set forth in such Notes. In a Change of Control Offer, the Issuer shall be required to offer payment in cash equal to 101% of the principal amount of any Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the repurchase date (a “Change of Control Payment”).

(b) Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to Holders of the Notes, as the case may be, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered electronically (a “Change of Control Payment Date”). The notice will, if mailed or delivered electronically prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

(c) Upon the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

(d) The Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Issuer shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under this Indenture, other than a Default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Issuer shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

SECTION 4.15. Corporate Existence. Subject to Article V, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of the Subsidiary Guarantors in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Subsidiary Guarantor and the rights (charter and statutory) and franchises of the Issuer and the Subsidiary Guarantors; provided that the Issuer shall not be required to preserve any such right or franchise, or the corporate, partnership or other existence of any of the Subsidiary Guarantors, if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to any Holder.

SECTION 4.16. Future Guarantees. On and after the Issue Date, if any Domestic Subsidiary that is not already a Subsidiary Guarantor guarantees any Debt of the Issuer or a Subsidiary Guarantor under, or becomes an obligor under, (i) any credit facility, debt facility, indenture, note purchase agreement or commercial paper facility, in each case, with banks or other financial institutions or lenders or investors, providing for revolving credit loans, term loans, private placement bonds or other debt securities of the Issuer or any Subsidiary Guarantor consisting of debt for money borrowed in the form of loans or other obligations from banks, institutional lenders or other financial institutions (other than (x) Debt under the New ABL Credit Facility Incurred pursuant to Section 4.9(b)(1)(i), (y) any Permitted Securitization Incurred pursuant to Section 4.9(b)(10) or (z) any Finance Lease Obligation or purchase money obligation Incurred pursuant to Section 4.9(b)(6)) or (ii) any Capital Markets Debt issued by the Issuer or any Subsidiary Guarantor, in the case of each of clauses (i) and (ii), in an aggregate principal amount or commitment amount, as the case may be, in excess of $50.0 million, then such Domestic Subsidiary will become a Subsidiary Guarantor and execute a supplemental indenture to this Indenture, the form of which is attached hereto as Exhibit B, within 60 days of the date on which it became a guarantor or borrower with respect to such other Debt; provided that if such other Debt is by its express terms subordinated in right of payment to the Notes, any such Guarantee by such Domestic Subsidiary with respect to such other Debt shall be subordinated in right of payment to such Domestic Subsidiary’s Guarantee of the Notes.

SECTION 4.17. Designation of Restricted and Unrestricted Subsidiaries.

(a) The Issuer, by delivery of an Officer’s Certificate to the Trustee, may designate any Restricted Subsidiary to be an “Unrestricted Subsidiary,” in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary, if: (1) neither the Issuer nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) provides credit support for, or a Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Issuer and its Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity, except in either case to the extent that the amount of any such Debt constitutes a Restricted Payment or Permitted Investment that is made in compliance with Section 4.7; (2) such Subsidiary does not own any Capital Stock of, or does not own or hold any Lien on any property of, any other Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; (3) at the time of designation, the Issuer could make a Restricted Payment or Permitted Investment in an amount equal to the Fair Market Value of its interest in such Subsidiary pursuant to Section 4.7; (4) such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation to (a) subscribe for additional Capital Stock of such Subsidiary or (b) maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve any specified levels of operating results, except in either case to the extent that the amount of any such obligation constitutes a Restricted Payment or Permitted Investment that is made in compliance with Section 4.7; and (5) no Default shall have occurred and be continuing at the time of, or immediately after giving effect to, such designation.

(b) The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Issuer in such Subsidiary on the date of designation in an amount equal to the Fair Market Value of the Issuer’s Investment therein.

(c) The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the Incurrence at the time of designation of any Investment, Debt or Liens of such Subsidiary existing at such time.

The Trustee shall have no duty whatsoever to monitor or inquire whether a Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary and may be entitled to conclusively rely on the Officer’s Certificates delivered to it by the Issuer as described above.

SECTION 4.18. Termination of Certain Covenants.

(a) If on any date following the Issue Date, the Notes have an Investment Grade Rating from at least two of the Rating Agencies, and no Default or Event of Default shall have occurred and be continuing, then beginning on that day (the “Termination Date”) and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, the following sections of this Indenture shall be terminated and the Issuer shall be released from its obligations thereunder:

(1) Section 4.7;

(2) Section 4.8;

(3) Section 4.9;

(4) Section 4.10;

(5) Section 4.11;

(6) Section 4.16 (but only with respect to any Person that is required to become a Subsidiary Guarantor after the Termination Date);

(7) Section 4.17; and

(8) Section 5.1(a)(3);

provided that, following the Termination Date, the Issuer may elect by written notice to the Trustee to be subject to Section 4.13 instead of Section 4.12.

(b) Following the Termination Date, the Board of Directors of the Issuer may not designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries unless such designation would have complied with Section 4.7 as if Section 4.7 were in effect during such period.

(c) Promptly following the release from the obligations under the covenants pursuant to this Section 4.18, the Issuer will provide an Officer’s Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine, monitor or verify if a release has occurred under or notify the Holders of any such release.

ARTICLE V

SUCCESSORS

SECTION 5.1. Consolidations, Mergers, and Certain Sales of Assets.

(a) The Issuer shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in a single transaction or series of related transactions to, another Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Issuer) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under this Indenture and the Notes;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction and treating any Debt which becomes an obligation of the Issuer or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Restricted Subsidiary at the time of the transaction, either (i) the Issuer (including any Successor Company) could Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 4.9(a), or (ii) the Consolidated Fixed Charge Coverage Ratio of the Issuer or such Successor Company is not less immediately after such transaction than it was immediately before such transaction;

(4) at the time of such transaction, unless the Issuer is the Successor Company, each Subsidiary Guarantor will have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(5) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Successor Company, subject to customary exceptions and qualifications.

Notwithstanding the foregoing, (i) any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary, (ii) the provisions of clauses (2) and (3) above shall not apply to a merger of the Issuer with or into a Restricted Subsidiary, and (iii) this Section 5.1(a) shall not apply to any transfer of assets between or among the Issuer and/or any Restricted Subsidiary.

For purposes of this Section 5.1(a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Issuer.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, and, except in the case of a lease of all or substantially all its assets, the Issuer will be released from the obligation to pay the principal of, and interest on, the Notes and all other obligations under this Indenture.

(b) To the extent any Domestic Subsidiary becomes a Subsidiary Guarantor after the Issue Date, except in circumstances under which this Indenture provides for the release of Subsidiary Guarantees pursuant to Section 10.5, no such Subsidiary Guarantor will, and the Issuer will not permit a Subsidiary Guarantor to, consolidate with or merge with or into, or convey or transfer or lease all or substantially all its assets to, another Person (other than the Issuer or another Subsidiary Guarantor), unless at the time and after giving effect thereto:

(1)

(A) the resulting, surviving or transferee Person (the “Successor Subsidiary Guarantor”) shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Subsidiary Guarantor (if not the Subsidiary Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Subsidiary Guarantor under this Indenture and its Subsidiary Guarantee;

(B) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(C) the Subsidiary Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Indenture; or

(2) such transaction does not violate Section 4.10.

For purposes of this Section 5.1(b), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of a Subsidiary Guarantor, which properties and assets, if held by such Subsidiary Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Subsidiary Guarantor on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor.

The Successor Subsidiary Guarantor will succeed to, and be substituted for, and may exercise every right and power of, the Subsidiary Guarantor under this Indenture, but, in the case of a lease of all or substantially all its assets, the Subsidiary Guarantor will not be released from its obligations under its Subsidiary Guarantee.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1. Events of Default.

Each of the following is an “Event of Default”:

(1) failure to pay principal of, or premium, if any, on, any Note when due and payable, at maturity, upon redemption or otherwise;

(2) failure to pay any interest on any Note when due and payable and such default continues for 30 days;

(3) default in the payment of principal, premium, if any, and accrued and unpaid interest on Notes required to be purchased pursuant to an offer to purchase under Section 4.10 and Section 4.14 when due and payable;

(4) failure by the Issuer or any Subsidiary Guarantor to comply with Section 5.1;

(5) failure to perform any other covenant or agreement of the Issuer under this Indenture or the Notes and such default continues for 60 days (or 120 days with respect to Section 4.3) after written notice to the Issuer by the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Notes;

(6) default under the terms of any instrument evidencing or securing any Debt of the Issuer or any Restricted Subsidiary having an outstanding principal amount of $200.0 million, individually or in the aggregate, which default results in the acceleration of the payment of such Debt or constitutes the failure to pay the principal amount of such Debt when due (after giving effect to any applicable grace period provided in such Debt) and which accelerated or principal amount, individually or in the aggregate, exceeds $200.0 million and if, within 20 business days of such payment default or acceleration, such Debt has not been discharged or such payment default has not been cured or such acceleration has not been rescinded or annulled; provided that in connection with any series of convertible or exchangeable securities (a) any conversion or exchange of such securities by a holder thereof into shares of Capital Stock, cash or a combination of cash and shares of Capital Stock, (b) the rights of holders of such securities to convert or exchange into shares of Capital Stock, cash or a combination of cash and shares of Capital Stock and (c) the rights of holders of such securities to require any repurchase by the Issuer of such securities in cash shall not, in itself, constitute an Event of Default under this clause (6);

(7) the rendering of one or more final judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency against the Issuer or any Restricted Subsidiary or any of their respective properties that require payments in an amount in excess of $200.0 million, either individually or in the aggregate, (exclusive of any portion of any such payment covered by insurance) which payment obligation remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired or been extinguished;

(8) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Issuer or a Principal Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or a Principal Subsidiary under a Bankruptcy Law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or a Principal Subsidiary or of any substantial part of the consolidated property of the Issuer or a Principal Subsidiary, or ordering the winding up or liquidation of the Issuer’s or a Principal Subsidiary’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(9) the institution by the Issuer or a Principal Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the written consent by the Issuer or a Principal Subsidiary to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Issuer or a Principal Subsidiary of a petition or answer or consent seeking reorganization or relief under a Bankruptcy Law, or the written consent by the Issuer or a Principal Subsidiary to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or a Principal Subsidiary or of any substantial part of the consolidated property of the Issuer or a Principal Subsidiary, or the making by the Issuer or a Principal Subsidiary of an assignment for the benefit of creditors, or the admission by the Issuer or a Principal Subsidiary in writing of its inability to pay its debts generally as they become due; or

(10) the Subsidiary Guarantee of any Subsidiary Guarantor is held by a final, non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of this Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture).

SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 6.1) shall occur and be continuing under this Indenture, the Trustee by written notice to the Issuer or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may, and the Trustee at the request of such Holders by written notice to the Issuer shall (which notice shall, in each case, specify the Event of Default), declare (an “acceleration declaration”) the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such acceleration declaration, the aggregate principal of, premium, if any, on and accrued and unpaid interest, if any, on the outstanding Notes shall become due and payable immediately.

At any time after an acceleration declaration pursuant to this Section 6.2 has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may rescind and annul such acceleration declaration and its consequences if:

(1) the Issuer has paid or deposited with the Trustee a sum sufficient to pay in U.S. dollars, (i) all overdue interest on all outstanding Notes; (ii) all unpaid principal of and premium, if any, on any outstanding Notes which has become due otherwise than by such acceleration declaration, and interest on such unpaid principal; (iii) to the extent lawful, interest on overdue interest; and (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(2) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3) all Events of Default other than the non-payment of amounts of principal of, premium, if any, on or interest on the Notes which have become due solely by such acceleration declaration, have been cured or waived as provided in Section 6.4.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

In the event of an acceleration declaration because an Event of Default described in clause (6) above occurs and is continuing, the acceleration declaration shall be automatically annulled if the default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Debt within 20 days after the acceleration declaration with respect thereto and if (1) the annulment of the acceleration declaration would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than nonpayment of accelerated principal, premium, if any, and interest which have become due solely by such acceleration declaration, have been cured or waived as provided in Section 6.4.

If an Event of Default specified in clause (8) or (9) of Section 6.1 occurs and is continuing, then all unpaid principal of, premium, if any, on and accrued and unpaid interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other action or notice on the part of the Trustee or any Holder of the Notes to the extent permitted by applicable law.

SECTION 6.3. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

SECTION 6.4. Waiver of Past Defaults. Subject to Section 6.1 the Holders of not less than a majority in principal amount of then outstanding Notes may on behalf of the Holders of all the Notes waive any past Default with respect to the Notes and its consequences, except a Default: (a) in respect of the payment of the principal of, premium, if any, on, or interest on the Notes (other than any such payment that has become due because of an acceleration declaration that has been rescinded), or (b) in respect of a covenant or provision hereof which under Section 9.2 cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby. Upon any such waiver, any such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.5. Control by Majority. The Holders of not less than a majority in principal amount of the then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that in each case (a) such direction shall not be in conflict with any rule of law or with this Indenture or with the Notes; (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and (c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of Notes not consenting.

SECTION 6.6. Limitation on Suits. No Holder of a Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes; (b) the Holders of not less than 25% in principal amount of then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities (including the fees and expenses of its counsel) to be incurred in compliance with such request; (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of then outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Notes to affect, disturb or prejudice the rights of any other Holder of Notes or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Notes.

SECTION 6.7. Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision in this Indenture, the Holder of a Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article VIII) and in the Notes, of the principal of, and premium, if any, on, and interest on, the Notes on the Stated Maturity expressed in the Notes (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing, then the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of Notes, the whole amount then due and payable on the Notes, for principal and premium, if any, interest, and interest on any overdue principal and premium, if any, and, to the extent lawful, on any overdue interest in accordance with the terms of this Indenture and the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any Subsidiary Guarantor and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any Subsidiary Guarantor, wherever situated.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Notes or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.9. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any Subsidiary Guarantor or the property of the Issuer or of such Subsidiary Guarantor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of principal and premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.6.

Nothing in this Section 6.9 shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities. Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: to the payment of all amounts due the Trustee under Section 7.6 and under this Indenture and the Notes, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by it and the costs and expenses of collection;

Second: to the payment of the amounts then due and unpaid for principal of, premium, if any, on and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: the balance, if any, to the Person or Persons entitled thereto.

SECTION 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.12. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.13. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE VII

TRUSTEE

SECTION 7.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein); however, the Trustee shall examine the certificates and opinions furnished to it to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Section 7.1(c) does not limit the effect of Section 7.1(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

(d) The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

SECTION 7.2. Rights of Trustee.

(a) In the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, notice, report, request, direction, consent, order, bond, debenture or other document (whether in original or facsimile form or PDF transmission or in accordance with Section 11.10 hereof) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated therein.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee’s own choosing, and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance on the advice or opinion of such counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Issuer or such Subsidiary Guarantor.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, to the Agents and to each other agent, custodian and Person employed to act hereunder.

(i) The Trustee may request that the Issuer and any Subsidiary Guarantor shall deliver to the Trustee an Officer’s Certificate setting forth the names of individuals and/or titles of Officers of the Issuer and such Subsidiary Guarantor, as applicable, authorized at such time to take specified actions pursuant to this Indenture of the Issuer, the Notes and any Subsidiary Guarantees, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof with respect to Section 6.1(1), (2) or (3) or the Trustee shall have received from the Issuer or Subsidiary Guarantor or from any Holder written notice thereof at its address set forth in Section 11.1 and such notice references the Notes and this Indenture. In the absence of such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers.

SECTION 7.3. Individual Rights of the Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, (a) the Trustee shall comply with Section 311 of the TIA, and (b) in the event that the Trustee acquires any conflicting interest as defined in the TIA it must eliminate such conflict within 90 days or resign. The Trustee is also subject to Section 7.9.

SECTION 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Offering Memorandum for the Notes or any Subsidiary Guarantee, it shall not be accountable for the use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any Officer’s Certificate or Opinion of Counsel delivered to the Trustee hereunder, or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication hereunder.

SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and the Trustee has notice or knowledge thereof as provided in Section 7.2(j), the Trustee shall deliver to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 7.6. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and for all services rendered by it hereunder as agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee, as applicable, promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and any Subsidiary Guarantor, jointly and severally, shall indemnify, defend, protect and hold the Trustee (which for purposes of this Section 7.6 shall include its officers, directors, employees and agents) harmless against any and all claims, damages, losses, liabilities, costs or expenses suffered or incurred by it (including, without limitation, the fees and expenses of its agents and counsel) arising out of or in connection with the acceptance or administration of its duties under this Indenture, the performance of its obligations and/or exercise of its rights hereunder, including the costs and expenses of enforcing this Indenture against the Issuer or any Subsidiary Guarantor (including this Section 7.6) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, claim, damage, liability or expense shall have been found by a court of competent jurisdiction in a non-appealable final decision to have been caused by its own gross negligence or willful misconduct. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Trustee may have one separate counsel, and the necessary local counsel, if applicable, and the Issuer shall pay the reasonable fees and expenses of such counsel for the Trustee. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer and any Subsidiary Guarantors under this Section 7.6 shall survive the satisfaction and discharge of this Indenture, the payment of the Notes or the resignation or removal of the Trustee.

To secure the Issuer’s payment obligations in this Section 7.6, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture, the payment of the Notes and the resignation or removal of the Trustee and any termination of this Indenture, including a termination in connection with a bankruptcy.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.7. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor trustee’s acceptance of appointment as provided in this Section 7.7.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee upon thirty days’ written notice to the Trustee and the Issuer. The Issuer may remove the Trustee if no Event of Default exists and:

(a) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(b) a custodian or public officer takes charge of the Trustee or its property; or

(c) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor trustee. Within one year after the successor trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor trustee to replace the successor trustee appointed by the Issuer.

If a successor trustee does not take office within 30 days after the retiring Trustee resigns or is removed, such retiring Trustee (at the expense of the Issuer), the Issuer or the Holders of at least 10.0% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with this Section 7.7, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.

A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 7.6. Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Issuer’s and any Subsidiary Guarantors’ obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

SECTION 7.8. Successor Trustee by Merger, Etc. If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as applicable.

SECTION 7.9. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. Such Trustee together with its affiliates shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

ARTICLE VIII

DEFEASANCE; DISCHARGE OF THIS INDENTURE

SECTION 8.1. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, by delivery of an Officer’s Certificate, at any time, elect to have either Section 8.2 or Section 8.3 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2. Legal Defeasance. Upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuer and any Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Subsidiary Guarantees and this Indenture on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and any Subsidiary Guarantors shall be deemed to have paid and discharged all of the obligations with respect to this Indenture, the Notes and any Subsidiary Guarantees, which shall thereafter be deemed to be outstanding only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of their other obligations under such Notes, Subsidiary Guarantees and this Indenture (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.4(1) and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, on and interest on such Notes when such payments are due; (b) the Issuer’s obligations with respect to such Notes under Section 2.2, Section 2.3, Section 2.4, Section 2.6, Section 2.7, Section 2.10 and Section 4.2; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and (d) the provisions of this Article VIII. Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3.

SECTION 8.3. Covenant Defeasance. Upon the Issuer’s exercise under Section 8.1 above of the option applicable to this Section 8.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 below, be released from its obligations under Sections 4.3, 4.7 through Section 4.14, Section 4.16, Section 4.17 and Section 5.1(a)(3) on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes and any Subsidiary Guarantees shall be unaffected thereby.

SECTION 8.4. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.2 or Section 8.3 to the outstanding Notes:

(1) the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) an amount in U.S. dollars, (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms (without consideration of any reinvestment thereof) will provide, not later than one day before the due date of any payment of principal, premium, if any, on and interest, if any, on such Notes, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (i) the principal of, premium, if any, on and interest on such Notes due on or prior to the Stated Maturity (or redemption date, if applicable) of such principal and premium, if any or installment or interest and (ii) and any other amounts owing under this Indenture; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to such Notes. Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 3.7 hereof, a notice of its election to redeem all or any portion of such Notes at a future date in accordance with the terms of the Notes and Article III hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions:

(A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as clauses (8) and (9) of Section 6.1 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the applicable conditions precedent provided for in clauses (1) through (5) of this Section 8.4 have been complied with.

SECTION 8.5. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6, all U.S. dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Deposit Trustee”) pursuant to Section 8.4 or Section 8.8 in respect of the outstanding Notes shall be held in trust, shall not be invested, and shall be applied by the Deposit Trustee in accordance with the provisions of such Notes and this Indenture to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Deposit Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, and all other amounts due and owing under this Indenture and the Notes but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Deposit Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 or Section 8.8 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Deposit Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any U.S. dollars or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 8.4 or Section 8.8 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Deposit Trustee (which may be the opinion delivered under Section 8.4(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance or satisfaction and discharge, as the case may be.

SECTION 8.6. Repayment to Issuer. Subject to applicable escheat laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof; and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense and written request of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.7. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Section 8.2, Section 8.3 or Section 8.8, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer and any Subsidiary Guarantors under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, Section 8.3 or Section 8.8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2, Section 8.3 or Section 8.8, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, on or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8. Discharge. This Indenture will be discharged, and will cease to be of further effect as to all outstanding Notes issued hereunder, when:

(1) either (a) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Issuer, and in each case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations or a combination thereof in such amounts as will be sufficient to pay and discharge the entire Debt on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to, but excluding, the date of maturity or redemption, as the case may be;

(2) the Issuer or any Subsidiary Guarantor has paid or caused to be paid all sums payable by the Issuer under this Indenture; and

(3) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with.

After the Notes are no longer outstanding, the Issuer’s and the Subsidiary Guarantors’ obligations in Section 7.6, Section 8.5 and Section 8.7 shall survive any discharge pursuant to this Section 8.8.

After such delivery or irrevocable deposit and receipt of the Officer’s Certificate and Opinion of Counsel, the Trustee, upon written request, shall acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1. Without Consent of Holders of the Notes. Notwithstanding Section 9.2, without the consent of any Holders, the Issuer, any Subsidiary Guarantors and the Trustee, at any time and from time to time, may amend or supplement this Indenture, any Subsidiary Guarantees or the Notes issued hereunder for any of the following purposes:

(1) to evidence the succession of another Person to the Issuer or any Subsidiary Guarantor under this Indenture, the Notes or the applicable Subsidiary Guarantee, and the assumption by any such successor of the covenants of the Issuer or such Subsidiary Guarantor under this Indenture, the Notes and such Subsidiary Guarantee in accordance with Section 5.1;

(2) to add to the covenants of the Issuer or any Subsidiary Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or any Subsidiary Guarantor, as applicable, in this Indenture, in the Notes or in any Subsidiary Guarantee;

(3) adding additional Events of Default for the benefit of the Holders;

(4) to cure any ambiguity, or to correct or supplement any provision in this Indenture or in any supplemental indenture, the Notes or any Subsidiary Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Notes or any Subsidiary Guarantee;

(5) securing the Notes;

(6) evidencing and providing for the acceptance of appointment by a successor Trustee;

(7) making other provisions that do not adversely affect the interests of the Holders in any material respect;

(8) to add a Subsidiary Guarantor under this Indenture or otherwise provide a Guarantee of the Notes;

(9) to conform the text of this Indenture, the Notes or any Subsidiary Guarantees to any provision of the “Description of the notes” section of the Offering Memorandum to the extent such provision was intended to be a recitation of a provision of this Indenture, as confirmed in an Officer’s Certificate delivered to the Trustee;

(10) to make any change that would provide any additional rights or benefits to the Holders of the Notes;

(11) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(12) to release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or this Indenture, in each case, in accordance with the provisions of this Indenture;

(13) to provide for the issuance of Additional Notes under this Indenture in accordance with the terms and subject to the limitations set forth in this Indenture;

(14) to comply with the rules of any applicable Depositary; or

(15) to make any amendment to the provisions of this Indenture relating to the transfer and legending of notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes or, if incurred in compliance with this Indenture, Additional Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

After an amendment under this Indenture becomes effective, the Issuer shall deliver to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

SECTION 9.2. With Consent of Holders of Notes. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), the Issuer, any Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes or any Subsidiary Guarantees or waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each outstanding Note affected thereby (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes):

(1) change the Stated Maturity of the principal of, or any installment of or interest on, any Notes;

(2) reduce the principal of, premium, if any, or interest on, any Notes;

(3) reduce the amount of the principal of any original issue discount security or indexed security that would be due and payable upon acceleration of the maturity of the Notes;

(4) amend any provisions relating to the redemption of the Notes (other than the notice provisions) to reduce the premium payable or change the dates on which the Notes may be redeemed, it being understood that, for the avoidance of doubt, the provisions described under Section 4.10 and Section 4.14 shall not be covered by this clause (4);

(5) change any place of payment where, or the currency, currencies or currency unit or units in which the Notes or any premium or interest thereon is payable;

(6) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity of the Notes or, in the case of redemption, on or after the redemption date;

(7) affect adversely the right of repayment at the option of the Holder of any Notes;

(8) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for a supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with various provisions of this Indenture or various defaults hereunder and their consequences provided for hereunder;

(9) modify any Subsidiary Guarantee in any manner adverse to the Holders, except in accordance with this Indenture; or

(10) modify any of the foregoing described provisions in this Section 9.2.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.3. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver.

SECTION 9.4. Notation on or Exchange of Notes. The Trustee may place an appropriate notation, provided by the Issuer in writing, about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.5. Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Issuer and any Subsidiary Guarantor party thereto, enforceable against them in accordance with its terms, subject to the customary exceptions and qualifications.

ARTICLE X

SUBSIDIARY GUARANTEES

SECTION 10.1. Subsidiary Guarantees.

(a) Each Subsidiary Guarantor, if any, hereby jointly and severally, fully and unconditionally guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, that: (i) the principal of and premium, if any, and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise, together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee under this Indenture or the Notes shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Subsidiary Guarantees, if any, shall be a guarantee of payment and not of collection.

(b) Each Subsidiary Guarantor, if any, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c) Each Subsidiary Guarantor, if any, hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee of such Subsidiary Guarantor shall not be discharged as to any Note or this Indenture except by complete performance of the obligations contained in such Note and this Indenture and such Subsidiary Guarantee. Each of the Subsidiary Guarantors, if any, hereby agrees that, in the event of a Default in payment of principal or premium, if any, or interest on any Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors, if any, to enforce each such Subsidiary Guarantor’s Subsidiary Guarantee without first proceeding against the Issuer or any other Subsidiary Guarantor. Each Subsidiary Guarantor, if any, agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders and any other amounts due and owing to the Trustee under this Indenture.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Subsidiary Guarantor, any amount paid by any of them to the Trustee or such Holder, the Subsidiary Guarantee of each of the Subsidiary Guarantors, if any, to the extent theretofore discharged, shall be reinstated in full force and effect. Section 10.1(d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This Section 10.1(d) shall survive the termination of this Indenture.

(e) Each Subsidiary Guarantor, if any, further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Subsidiary Guarantee of such Subsidiary Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor, if any, for the purpose of the Subsidiary Guarantee of such Subsidiary Guarantor.

(f) Each Subsidiary Guarantor that makes a payment for distribution under its Subsidiary Guarantee is entitled upon payment in full of all guaranteed obligations under this Indenture to seek contribution from each other Subsidiary Guarantor in a pro rata amount of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment in accordance with GAAP.

SECTION 10.2. Execution and Delivery of Guarantee. To evidence its Subsidiary Guarantee set forth in Section 10.1, each Subsidiary Guarantor, if any, agrees that a supplemental indenture in substantially the form attached hereto as Exhibit B shall be executed on behalf of such Subsidiary Guarantor by an Officer of such Subsidiary Guarantor (or, if an Officer is not available, by a board member or director or other duly authorized signatory) on behalf of such Subsidiary Guarantor. Each Subsidiary Guarantor, if any, hereby agrees that its Subsidiary Guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes. In case the Officer, board member or director of such Subsidiary Guarantor whose signature is on this Indenture or supplemental indenture, as applicable, no longer holds office at the time the Trustee authenticates any Note, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 10.3. Severability. In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.4. Limitation of Subsidiary Guarantors’ Liability. Each Subsidiary Guarantor, if any, and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Subsidiary Guarantors, if any, hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the New ABL Credit Agreement) and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee constituting a fraudulent conveyance, fraudulent preference or fraudulent transfer or otherwise reviewable under applicable law.

SECTION 10.5. Release.

(a) A Subsidiary Guarantee of any Subsidiary Guarantor shall be automatically and unconditionally released and discharged upon:

(1) any sale, transfer or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition does not violate Section 4.10 of this Indenture;

(2) any sale, transfer or other disposition of Capital Stock of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if after such sale, transfer or disposition, the Subsidiary Guarantor would cease to be a Restricted Subsidiary and the sale or other disposition does not violate Section 4.10 of this Indenture;

(3) the exercise by the Issuer of its Legal Defeasance option or its Covenant Defeasance option or the satisfaction and discharge of this Indenture, in each case as provided under Article VIII;

(4) the proper designation of such Subsidiary Guarantor by the Issuer as an Unrestricted Subsidiary in accordance with the terms of this Indenture; or

(5) at such time as the Subsidiary Guarantor is released from its obligations under all Guarantees or other Debt the Incurrence of which required, or would require, such Subsidiary Guarantor to Guarantee the Notes pursuant to Section 4.16, and no Event of Default has occurred and is continuing.

(b) Upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that all conditions precedent to the release of a Subsidiary Guarantor’s Subsidiary Guarantee set forth in this Indenture have been satisfied, the Subsidiary Guarantor shall be deemed automatically and unconditionally released and discharged. None of the Issuer, the Trustee nor any Subsidiary Guarantor will be required to make a notation on the Notes to reflect any such release and discharge. By their acquisition of the Notes, the Holders acknowledge that any such release of a Subsidiary Guarantee in accordance with the terms of this Indenture will be deemed not to impair their repayment rights under the Notes.

(c) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article X.

SECTION 10.6. Benefits Acknowledged. Each Subsidiary Guarantor, if any, acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Notices.

(a) Any notice or communication to the Issuer, any Subsidiary Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

If to the Issuer or any Subsidiary Guarantor:

c/o Newell Brands Inc.

5 Concourse Parkway NE, 8th Floor

Atlanta, Georgia 30328

Telephone: 1-770-418-7710

Email: Bradford.Turner@newellco.com

Attention: Bradford Turner

with a copy to:

Jones Day

1221 Peachtree Street, N.E., Suite 400

Atlanta, GA 30361

Email: jtmay@jonesday.com; fkeel@jonesday.com

Attention: Joel May, Esq.; Ferrell Keel, Esq.

If to the Trustee:

U.S. Bank Trust Company, National Association

2 Concourse Parkway, Suite 800

Atlanta, GA 30328-5588

Fax No.: 404-898-2467

Email: felicia.powell@usbank.com

Attention: Corporate Trust Department

The Issuer, any Subsidiary Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c) Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next Business Day delivery to its address shown on the registrar kept by the Registrar. Notwithstanding the foregoing, as long as the Notes are Global Notes, notices to be given to the Holders shall be given to the Depositary in accordance with its applicable policies as in effect from time to time. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e) Notwithstanding any other provision herein, where this Indenture or any Note provides for notice of any event to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the applicable procedures, if any, prescribed for the giving of such notice.

(f) The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall, if requested, provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g) If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h) If the Issuer delivers a notice or communication to Holders, it shall deliver a copy to the Trustee and each Agent at the same time.

SECTION 11.2. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee upon request:

(a) an Officer’s Certificate (which shall include the statements set forth in Section 11.3) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel (which shall include the statements set forth in Section 11.3) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.3. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.4) shall include substantially:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.4. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. Each of the Agents may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.5. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor (other than the Issuer in respect of the Notes and any Subsidiary Guarantor in respect of its Subsidiary Guarantee) under the Notes, any Subsidiary Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under federal securities law.

SECTION 11.6. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND ANY SUBSIDIARY GUARANTEES. Each of the parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, any Subsidiary Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE ISSUER, ANY SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.7. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.8. Successors. All agreements of the Issuer and any Subsidiary Guarantors in this Indenture and the Notes and any Subsidiary Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its respective successors and assigns.

SECTION 11.9. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.10. Execution in Counterparts. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. This Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

SECTION 11.11. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.12. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (or, with respect to Global Notes, otherwise in accordance with the rules and procedures of the Depositary); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 11.12.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof or (2) in any other manner reasonably deemed sufficient by the Trustee. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the register maintained by the Registrar hereunder.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to an Officer’s Certificate, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 11 months after the record date.

(f) The Trustee may, but shall not be obligated to, set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.1, (2) any declaration of acceleration referred to in Section 6.2, (3) any direction referred to in Section 6.5 or (4) any request to pursue a remedy as permitted in Section 6.6. If any record date is set pursuant to this Section 11.2(f), the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this Section 11.2(f), the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and to each Holder in the manner set forth in Section 11.1.

(g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 11.2(g) shall have the same effect as if given or taken by separate Holders of each such different part.

(h) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j) With respect to any record date set pursuant to this Section 11.12, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 11.1, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 11.12, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

SECTION 11.13. Force Majeure. In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) national emergency, (viii) malware or ransomware or (ix) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (x) unavailability of any securities clearing system, it being understood that the Trustee and each Agent shall use reasonable efforts which are consistent with accepted practices in the U.S. banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.14. Legal Holidays. If any payment date with respect to the Notes falls on a day that is not a Business Day, the payment to be made on such payment date will be made on the next succeeding Business Day with the same force and effect as if made on such payment date, and no additional interest will accrue solely as a result of such delayed payment.

SECTION 11.15. No Qualification Under the Trust Indenture Act. This Indenture is not qualified under the TIA and, accordingly, the TIA shall not apply to or in any way govern the terms of this Indenture, except to the limited extent specified in Section 7.3 hereof.

SECTION 11.16. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Issuer agrees that it will provide the Trustee with information about the Issuer as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

NEWELL BRANDS INC.

By:	/s/ Robert Westreich
	Name:	Robert Westreich
	Title:	Senior Vice President, Treasurer and Chief Tax Officer

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Felicia H. Powell
	Name:	Felicia H. Powell
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

(Face of 6.250% Senior Note)

6.250% Senior Notes due 2031

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSORS NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: AT LEAST SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL

ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) SUCH HOLDER IS NOT, AND IS NOT INVESTING IN THIS NOTE OR ANY INTEREST HEREIN ON BEHALF OF (W) AN “EMPLOYEE BENEFIT PLAN” WITHIN THE MEANING OF SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (X) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (Y) A PLAN OR OTHER ARRANGEMENT THAT IS SUBJECT TO ANY U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA AND/OR SECTION 4975 OF THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (Z) ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE

ASSETS OF ANY OF THE FOREGOING DESCRIBED IN CLAUSE (W), (X) OR (Y) ABOVE, PURSUANT TO ERISA OR OTHER APPLICABLE LAW, OR (2) ITS ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS. THE HOLDER FURTHER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT NONE OF THE ISSUER, THE TRUSTEE, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES IS ACTING OR WILL ACT AS A FIDUCIARY OF SUCH PURCHASER OR TRANSFEREE IN CONNECTION WITH THE ACQUISITION AND HOLDING OF NOTES OR ANY INTEREST THEREIN (UNLESS A STATUTORY OR ADMINISTRATIVE EXEMPTION APPLIES (ALL OF THE APPLICABLE CONDITIONS OF WHICH ARE SATISFIED) OR THE TRANSACTION IS NOT OTHERWISE PROHIBITED).

No.

CUSIP NO.1

ISIN

Newell Brands Inc., a Delaware corporation, and any successor and assign thereto, promises to pay to Cede & Co. or registered assigns, the principal sum of ________ [(as may be increased or decreased as set forth on the Schedule of Increases and Decreases attached hereto)]2 on August 15, 2031.

Interest Payment Dates: February 15 and August 15, beginning [    ]

Record Dates: February 1 and August 1 (whether or not a Business Day)

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

[1]	Rule 144A Note CUSIP: 651229 BH8

Rule 144A Note ISIN: US651229BH88

Regulation S Note CUSIP: U6415R AF0

Regulation S Note ISIN: USU6415RAF02

[2]	For Global Notes only.

IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS INSTRUMENT TO BE DULY EXECUTED.

Dated: August 19, 2026

NEWELL BRANDS INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of the

Securities of the series designated therein

referred to in the within-mentioned Indenture.

By:
Name:
Title:

Dated: August 19, 2026

(Back of 6.250% Senior Note)

6.250% Senior Notes due 2031

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. Newell Brands Inc., a Delaware corporation (collectively with successors and assigns, the “Issuer”), promises to pay interest on the unpaid principal amount of this 6.250% Senior Note due 2031 (a “Note”) at a fixed rate of 6.250% per annum. The Issuer will pay interest in U.S. dollars semiannually in arrears on February 15 and August 15, commencing on [ ] (each an “Interest Payment Date”) or if any such day is not a Business Day, on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest shall accrue solely as a result of such delayed payment. Interest on the Notes shall accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from and including the date of issuance. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) Method of Payment. The Issuer will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders at the close of business on the February 1 and August 1 preceding the Interest Payment Date (whether or not a Business Day), even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. If a Holder having an aggregate principal amount of Notes of more than $5,000,000 has given written wire transfer instructions to that holder’s U.S. dollar account within the United States to the Trustee at least 10 Business Days prior to the applicable Interest Payment Date, the Issuer will make all payments of principal, premium and interest, on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Trustee or Paying Agent unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The final principal amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes. Payments in respect of Global Notes will be made by wire transfer of immediately available funds to the Depositary.

(3) Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder, and the Issuer and/or any Restricted Subsidiaries may act as Paying Agent or Registrar.

(4) Indenture. The Issuer issued the Notes under an Indenture, dated as of August 19, 2026 (the “Indenture”), among the Issuer, any Subsidiary Guarantors from time to time party thereto and the Trustee. The terms of the Notes include those stated in the Indenture. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Initial Notes issued on the Issue Date were initially issued in an aggregate principal amount of $600,000,000. The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

The payment of principal, interest on the Notes and all other amounts under the Indenture is unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Subsidiary Guarantors.

(5) Optional Redemption. The Notes are subject to optional redemption, and may be the subject of an offer to purchase, as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(6) Notice of Redemption. Notice of redemption shall be delivered at least 15 days but not more than 60 days before the expected redemption date (except that notices may be delivered more than 60 days before an expected redemption date if the notice is issued in accordance with Article VIII of the Indenture) to each Holder whose Notes are to be redeemed in accordance with Section 11.1 of the Indenture. Notices of redemption may be subject to conditions precedent as set forth in the Indenture. Notes in denominations larger than $2,000 may be redeemed in part so long as no partial redemption results in a Note having a principal amount that is not a multiple of $1,000.

(7) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar, the Trustee and the Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any stamp or transfer tax or similar government charge required by law or permitted by the Indenture in accordance with Section 2.6(g)(2) of the Indenture. The Registrar is not required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of such selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(8) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(9) Amendment, Supplement and Waiver. The Indenture, the Notes and any Subsidiary Guarantees may be amended or supplemented as provided in the Indenture.

(10) Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.1 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

(11) No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor (other than the Issuer in respect of the Notes and each Subsidiary Guarantor in respect of its Subsidiary Guarantee) under the Notes, any Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities law.

(12) Authentication. This Note shall not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

(13) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

(14) CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

c/o Newell Brands Inc.

5 Concourse Parkway NE, 8th Floor

Atlanta, Georgia 30328

Telephone: 1-770-418-7000

Email: investor.relations@newellco.com

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, check the box below:

[  ] Section 4.10 [  ] Section 4.14

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $______________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature guarantee:

[INCLUDE IN TRANSFER RESTRICTED NOTES]

CERTIFICATE TO BE DELIVERED UPON

EXCHANGE OF TRANSFER RESTRICTED NOTES

Newell Brands Inc.

5 Concourse Parkway NE, 8th Floor

Atlanta, Georgia 30328

Telephone: 1-770-418-7710

Email: Bradford.Turner@newellco.com

Attention: Bradford Turner

Re: 6.250% Senior Notes due 2031 CUSIP NO. ________

Reference is hereby made to that certain Indenture dated August 19, 2026 (the “Indenture”) among Newell Brands Inc., a Delaware corporation (collectively with successors and assigns, the “Issuer”), any guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $______ principal amount of Notes held in (check applicable space) ___________ book-entry or ____________ definitive form by the undersigned.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the Resale Restriction Termination Date, the undersigned confirms that such Notes are being transferred as follows:

CHECK ONE BOX BELOW:

(1)	☐	to the Issuer or any of its subsidiaries; or

(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(3)	☐	transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act, in compliance with Rule 904 thereunder; or

(5)	☐	transferred to an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit D of the Indenture); or

(6)	☐	transferred pursuant to another available exemption from the registration requirements under the Securities Act.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee or the Issuer may require, prior to registering any such transfer of the Notes, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that each of it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

NOTICE: To be executed by an executive officer, if an entity

Dated:

SCHEDULE OF INCREASES AND DECREASES OF 6.250% SENIOR NOTES DUE 20313

The following transfers, exchanges and redemption of this Global Note have been made:

Date of Transfer, Exchange or Redemption	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Trustee or Note Custodian

[3]	For Global Notes only.

EXHIBIT B

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED

BY SUBSEQUENT SUBSIDIARY GUARANTORS]

This Supplemental Indenture and Subsidiary Guarantee, dated as of _____________, ____ (this “Supplemental Indenture” or “Subsidiary Guarantee”), among ____________ (the “New Guarantor”), Newell Brands Inc., a Delaware corporation (together with its successors and assigns, the “Issuer”), [each other then-existing Subsidiary Guarantor under the Indenture referred to below (the “Subsidiary Guarantors”),] and U.S. Bank Trust Company, National Association, as Trustee, paying agent and registrar under such Indenture.

W I T N E S S E T H:

WHEREAS, the Issuer[, the Subsidiary Guarantors] and the Trustee have heretofore executed and delivered an Indenture, dated as of August 19, 2026 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 6.250% Senior Notes due 2031 of the Issuer (the “Notes”);

WHEREAS, Section 4.16 of the Indenture provides that in certain circumstances the Issuer may be required to cause certain Restricted Subsidiaries of the Issuer to execute and deliver a Guarantee with respect to the Notes on the same terms and conditions as those set forth in the Indenture.

WHEREAS, pursuant to Section 9.1(8) of the Indenture, the Trustee, the Issuer and any Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder to add an additional Subsidiary Guarantor.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer[, the existing Subsidiary Guarantors] and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals thereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. The New Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, subject to the release provisions and other limitations set forth in the Indenture.

ARTICLE III

Miscellaneous

SECTION 3.1 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.2 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.3 Ratification of Indenture; Supplemental Indentures Part of Indenture; No Liability of Trustee. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, including, without limitation, Section 7.6 thereof. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or the New Guarantor’s Subsidiary Guarantee. Additionally, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, the New Guarantor and the Subsidiary Guarantors, and the Trustee makes no representation with respect to any such matters.

SECTION 3.4 Counterparts. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with the Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

SECTION 3.5 Headings. The headings of the Articles and the sections in this Subsidiary Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.6 Trustee Disclaimer. The Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and the Subsidiary Guarantor, as applicable, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.7 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties to this Supplemental Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Subsidiary Guarantees or this Supplemental Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE ISSUER, THE NEW SUBSIDIARY GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEWELL BRANDS INC.,
as Issuer

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

[NEW GUARANTOR],
as a Guarantor

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S]

Newell Brands Inc.

5 Concourse Parkway NE, 8th Floor

Atlanta, Georgia 30328

Telephone: 1-770-418-7710

Email: Bradford.Turner@newellco.com

Attention: Bradford Turner

Re: Newell Brands Inc. (the “Issuer”) 6.250% Senior Notes due 2031 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $______________ aggregate principal amount of the Notes (CUSIP No. ), we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

The Issuer and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

C-1

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

C-2

EXHIBIT D

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS TO IAIs]

Newell Brands Inc.

5 Concourse Parkway NE, 8th Floor

Atlanta, Georgia 30328

Telephone: 1-770-418-7710

Email: Bradford.Turner@newellco.com

Attention: Bradford Turner

Re: Newell Brands Inc. (the “Issuer”) 6.250% Senior Notes due 2031 (the “Notes”)

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $_____________ principal amount of the Notes.

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act (or the securities laws of any state or other jurisdiction) and, unless so registered, may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is six months after the later of the date of original issue, the original issue date of any

D-1

additional Notes and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuer or any of its subsidiaries, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” under Rule 144A under the Securities Act (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States to non-U.S. persons, in compliance with Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not a QIB and is purchasing for its own account or for the account of another institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer and the Trustee.

3. We [are] [are not] an affiliate of the Issuer.

D-2

The Trustee and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

D-3